Exhibit 10.1

CREDIT AGREEMENT
dated as of November 16, 2020
among
THE ALLSTATE CORPORATION
ALLSTATE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY,
as Borrowers
The Lenders Party Hereto
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent
BANK OF AMERICA, N.A.
BARCLAYS BANK PLC
CREDIT SUISSE AG, NEW YORK BRANCH
GOLDMAN SACHS BANK USA
MORGAN STANLEY MUFG LOAN PARTNERS, LLC and
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
____________________________
JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS
Allstate Credit Agreement

(2)
Allstate Credit Agreement

SCHEDULES:
Schedule 2.1    List of Commitments
Schedule 4.1    List of Listed Insurance Subsidiaries
EXHIBITS:
Exhibit A    Form of Assignment and Assumption
Exhibit B-1    Form of Opinion of Internal Counsel to the Borrowers
Exhibit B-2    Form of Opinion of Special New York Counsel to the Borrowers
Exhibit C    Form of Note
Exhibit D    Form of Increase Supplement
Exhibit E-1    Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit E-2    Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit E-3    Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit E-4    Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

(3)
Allstate Credit Agreement

CREDIT AGREEMENT (this “Credit Agreement”), dated as of November 16, 2020, among THE ALLSTATE CORPORATION, ALLSTATE INSURANCE COMPANY, ALLSTATE LIFE INSURANCE COMPANY, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
1.
DEFINITIONS

Section 1.1    Defined Terms. As used in this Credit Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Commitment Lender” has the meaning assigned to such term in Section 2.8(b).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agents.
“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $750,000,000.
“Agreement Date” means November 16, 2020.
“Allstate Insurance” means Allstate Insurance Company, an Illinois insurance company.
Allstate Credit Agreement

“Allstate Life” means Allstate Life Insurance Company, an Illinois insurance company.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.4 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.4(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Credit Agreement.
“Ancillary Document” has the meaning assigned to such term in Section 10.6.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Facility Fee Percentage” means at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth in the following table under the heading “Facility Fee Percentage” next to such Pricing Level, in each case subject to the provisos set forth in the following table:

Pricing Level	Facility Fee Percentage
Pricing Level I	0.100%
Pricing Level II	0.125%
Pricing Level III	0.150%
Pricing Level IV	0.175%
Pricing Level V	0.225%

Changes in the Applicable Facility Fee Percentage resulting from a change in the Pricing Level shall become effective on the effective date of any change in the S&P Rating or Moody’s Rating, as the case may be. Notwithstanding anything herein to the contrary, in the event of a split in the S&P Rating and Moody’s Rating that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been given effect), then the Applicable Facility Fee Percentage shall be determined using, in the case of a split by one rating category, the higher Pricing Level, and in the case of a split by more than one rating category, the Pricing Level that is one level lower than the Pricing Level within which the higher of the two rating categories falls.

Allstate Credit Agreement

“Applicable Margin” means at all times during which the applicable Pricing Level set forth below is in effect: (i) with respect to Eurodollar Borrowings, the percentage set forth in the following table under the heading “Eurodollar Margin” next to such Pricing Level, and (ii) with respect to ABR Borrowings, the percentage set forth in the following table under the heading “ABR Margin” next to such Pricing Level, in each case subject to the provisos set forth in the following table:

Pricing Level	Eurodollar Margin	ABR Margin
Pricing Level I	0.900%	0.000%
Pricing Level II	1.000%	0.000%
Pricing Level III	1.100%	0.100%
Pricing Level IV	1.200%	0.200%
Pricing Level V	1.275%	0.275%

Changes in the Applicable Margin resulting from a change in the Pricing Level shall become effective on the effective date of any change in the S&P Rating or Moody’s Rating, as the case may be. Notwithstanding anything herein to the contrary, in the event of a split in the S&P Rating and Moody’s Rating that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been given effect), then the Applicable Margin shall be determined using, in the case of a split by one rating category, the higher Pricing Level, and in the case of a split by more than one rating category, the Pricing Level that is one level lower than the Pricing Level within which the higher of the two rating categories would otherwise fall.
“Applicable Party” has the meaning assigned to such term in Section 9.2(c).
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.10 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Approved Electronic Platform” has the meaning assigned to such term in Section 9.2(a).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC in its capacity as a joint lead arranger and joint bookrunner hereunder
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

Allstate Credit Agreement

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 3.4.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, such Person’s becoming the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, having taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, the LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 3.4.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

Allstate Credit Agreement

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Credit Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or

Allstate Credit Agreement

determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 3.4(c); or
(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Allstate Credit Agreement

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.4 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.4.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Arrangement” means an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset

Allstate Credit Agreement

Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowers” means, collectively, the Company and the Subsidiary Borrowers.
“Borrowing” means Loans to the same Borrower of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Company (on its own behalf or on behalf of a Subsidiary Borrower) for a Borrowing in accordance with Section 2.3.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Change in Control” means that (i) any “person” (as such term is used in Sections 13(d) and 14(d) the Exchange Act but excluding any profit sharing or pension plan operated for the benefit of employees of the Company or its Affiliates), is or becomes the “beneficial owner” (as defined in Rules 13d 3 and 13d 5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire without condition (other than the passage of time) whether such rights are exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the common stock of the Company on a fully diluted basis, (ii) Persons (“Existing Directors”) who are directors of the Company on the Agreement Date plus Persons (“Nominated Directors”) nominated or approved by Persons who constitute at least a majority of the board of directors of the Company on the Agreement Date (or any combination of Existing Directors, Nominated Directors and Persons nominated or approved by a majority of Existing Directors and Nominated Directors) shall cease to constitute at least a majority of the members of the board of directors of the Company or (iii) the failure of the Company to own, directly or indirectly, beneficially and of record, 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding equity securities of each Subsidiary Borrower on a fully diluted basis.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder in an aggregate outstanding amount not exceeding the amount of such Lender’s Commitment as set forth on Schedule 2.1, or in the Assignment and Assumption or Increase Supplement or any agreement executed in accordance with Section 2.8(b) pursuant to which such Lender shall have assumed its Commitment, as applicable, as such commitment may be reduced or increased from time to time pursuant to Section 2.5 or pursuant to assignments by or to such Lender pursuant to Section 10.4.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan

Allstate Credit Agreement

Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.2(c), including through an Approved Electronic Platform.
“Company” means The Allstate Corporation, a Delaware corporation.
“Confidential Information” has the meaning assigned to such term in Section 10.13.
“Consolidated Subsidiary” means, at any date, any Subsidiary or other Person, the accounts of which are consolidated with those of the Company in its consolidated financial statements as of such date.
“Consolidated Total Assets” means, at any date, the total assets of the Company and its Consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP, excluding assets of Variable Interest Entities to the extent that any Debt thereof is excluded pursuant to clause (d) of the proviso in the definition of Debt.
“Consolidated Total Capital” means, at any date, without duplication, the sum of (i) the aggregate shareholders’ equity, plus (ii) the amounts recorded on the Company’s financial statements related to Hybrid Securities to the extent given equity treatment by Standard & Poor’s at the time of the issuance thereof, plus (iii) the amounts recorded on the Company’s financial statements related to Surplus Notes to the extent treated as equity under Statutory Accounting Principles, plus (iv) Consolidated Total Debt at such date, all as determined on a consolidated basis for the Company and its Consolidated Subsidiaries in accordance with GAAP as in effect on the Agreement Date or as otherwise applicable pursuant to Section 1.4. For purposes of the foregoing, in determining such aggregate shareholders’ equity, any “Accumulated Other Comprehensive Income (Loss)” shown on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP shall be excluded.
“Consolidated Total Debt” means, at any date, all Debt of the Company and its Consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP as in effect on the Agreement Date or as otherwise applicable pursuant to Section 1.4.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

Allstate Credit Agreement

“Covered Party” has the meaning assigned to it in Section 10.17.
“Credit Agreement” has the meaning assigned to such term in the introductory paragraph.
“Credit Parties” means the Agents and the Lenders.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debt” of any Person means, at any date, without duplication:
(i)    all obligations of such Person for borrowed money properly recordable as a liability on the financial statements of such Person,
(ii)    all obligations of such Person, properly recordable as a liability on the financial statements of such Person, evidenced by bonds, debentures, notes, or other similar instruments,
(iii)    all obligations of such Person to pay the deferred purchase price of property except trade accounts payable arising in the ordinary course of business,
(iv)    the net present value of future minimum lease payments under capital leases,
(v)    all direct recourse payment obligations of such Person in respect of any accounts receivable sold by such Person,
(vi)    the aggregate liquidation preference of all preferred securities that are mandatorily redeemable, exchangeable or convertible into debt at the option of the holder or redeemable at the option of the holder,
(vii)    all Debt (as defined in clauses (i) through (vi) above) of others to the extent secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and
(viii)    all Debt (as defined in clauses (i) through (vii) above) of others to the extent Guaranteed by such Person; provided, that Debt guaranteed pursuant to Article 7 shall be treated only as Debt of the Borrower whose Debt is guaranteed;
provided that Debt shall not include:
(a)    insurance or reinsurance policies, synthetic reinsurance, including but not limited to notes some or all of whose principal is accorded equity treatment under Statutory Accounting Principles and that are issued by a captive reinsurer, trust (including a Delaware statutory trust) or other special purpose vehicle, or other instruments, including funding agreements and guaranteed investment contracts, sold in the ordinary course of such Person’s insurance business,

Allstate Credit Agreement

(b)    liabilities in respect of Securities Transactions that are permissible for such Person effectuating the transaction,
(c)    Debt (as defined in clauses (i) through (vi) above) of others to the extent secured by a Lien incurred pursuant to an investment undertaking of such Person that meets the following criteria: (x) the investment is in a limited partnership, limited liability company or other investment entity pursuant to which such Person’s capital commitment or limited partnership, membership or other ownership interest may be pledged to support obligations of the investment entity, and (y) the Lien is limited to such Person’s limited partnership, membership, or other ownership interest in such entity,
(d)    liabilities recorded on the financial statements of such Person in connection with the consolidation of a Variable Interest Entity under Financial Accounting Standards Board ASC 10 if the satisfaction of such liabilities is limited to the assets of the Variable Interest Entity,
(e)    liabilities recorded on the financial statements of such Person for non-recourse debt secured solely by an investment asset or other asset held in connection with an investment transaction in an aggregate outstanding principal amount not in excess of 10% of Consolidated Total Capital,
(f)    liabilities in respect of Medium Term Notes,
(g)    any amounts recorded on such Person’s financial statements related to Hybrid Securities to the extent given equity treatment by Standard & Poor’s at the time of the issuance thereof and Surplus Notes to the extent treated as equity under Statutory Accounting Principles,
(h)    surety bonds, fidelity bonds and other similar insurance products, and
(i)    the first $500,000,000 of liabilities that would otherwise constitute “Debt” under clauses (vii) and (viii) above.
“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Credit Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans, provided that such Lender shall cease to be a

Allstate Credit Agreement

Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Documentation Agents” means each of Bank of America, N.A., Barclays Bank PLC, Credit Suisse AG, New York Branch, Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC and U.S. Bank National Association, in their capacity as documentation agents for the Lenders hereunder.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
“dollars” or “$” refers to lawful money of the United States of America.
“Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:
(1) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2) the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system maintained by the Securities and Exchange Commission.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 5.1 are satisfied (or waived in accordance with Section 10.2).

Allstate Credit Agreement

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Institution” means (i) any commercial bank, investment bank, trust company, banking association, financial institution, mutual fund, pension fund or any Approved Fund or (ii) any Lender or any Affiliate or any Approved Fund of such Lender, provided that an insurance company shall not, under any circumstance, constitute an Eligible Institution.
“Environmental Laws” means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the protection of the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemical or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the generation, processing, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes, or the clean up or other remediation thereof, and when such term is used in reference to the Company and its Subsidiaries, it shall apply to their direct activities and not activities covered under insurance policies or other instruments sold, underwritten or reinsured by them.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at the Adjusted LIBO Rate plus any Applicable Margin.
“Event of Default” has the meaning assigned to such term in Article 8.
“Exchange Act” means the Securities Exchange Act of 1934.
“Existing Credit Agreement” means, the Credit Agreement, dated as of April 27, 2012, among the Company, Allstate Insurance, Allstate Life, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“Existing Maturity Date” has the meaning assigned to such term in Section 2.8(a).
“Extension Date” has the meaning assigned to such term in Section 2.8(a).

Allstate Credit Agreement

“Extension Request” has the meaning assigned to such term in Section 2.8(a).
“Facility Fee” has the meaning assigned to such term in Section 3.3(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.
“Floor” means the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to the LIBO Rate.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” by any Person means any obligation, primary or secondary, contingent or otherwise, of such Person guaranteeing any Debt (as defined in clauses (i) through (viii) of the definition of Debt) of any other Person or in any manner providing for the payment of any such Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep well, to purchase assets, goods, securities or services, or to take or pay or otherwise), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning.
“Guaranteed Obligations” has the meaning assigned to such term in Section 7.1.
“Hybrid Securities” means long-term securities that (i) are contractually subordinated to senior indebtedness, (ii) allow the issuer to temporarily defer the payment of interest, and (iii) receive a certain degree of equity classification by Standard & Poor’s as of the date of issuance thereof.
“IBA” has the meaning assigned to such term in Section 1.5.

Allstate Credit Agreement

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Increase Supplement” means an increase supplement in the form of Exhibit D.
“Indemnitee” has the meaning assigned to such term in Section 10.3(b).
“Insurance Company” means Allstate Insurance, Allstate Life, and any other Subsidiary that is an insurance company.
“Interest Election Request” means a request by the Company (on behalf of the applicable Borrower) to convert or continue a Borrowing in accordance with Section 3.2.
“Interest Payment Date” means (i) with respect to any ABR Loan, the last day of each March, June, September and December, (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Eurodollar Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (iii) as to all Loans, the Maturity Date.
“Interest Period” means the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or if made available by all of the Lenders, nine or twelve months thereafter, as the Company (on behalf of the applicable Borrower) may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

Allstate Credit Agreement

“Lender-Related Person” has the meaning assigned to such term in Section 10.3(d).
“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Increase Supplement or Section 2.8 or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.
“Lien” of any Person means (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of any asset recorded as such on the financial statements of such Person or (ii) the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to any asset recorded as such on the financial statements of such Person.
“Listed Insurance Subsidiary” means any company identified on Schedule 4.1 as an insurance company and any Subsidiary into which such company shall merge or consolidate or to which such company shall sell or transfer all or any substantial portion of its property and assets, in a transaction described in Section 6.7(b).
“Loan” means a Loan referred to in Section 2.1 and made pursuant to Section 2.4.
“Loan Documents” means this Credit Agreement and the Notes.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (i) the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, (ii) the ability of any Borrower to perform any of its obligations under any Loan Document or (iii) the rights of or benefits available to any Credit Party under any Loan Document.

Allstate Credit Agreement

“Material Debt” means, as of any date, Debt (determined without regard to the clauses (d) through and including (h) of the proviso of the definition of the term “Debt” but excluding the Debt under the Loan Documents) of any one or more of the Company or any Material Subsidiary in an aggregate principal amount exceeding $200,000,000 (or its equivalent in any other currency). For purposes of determining Material Debt, the “principal amount” of any Debt referred to in the previous sentence at any time shall be the maximum aggregate amount (giving effect to any netting agreements) exclusive of interest and fees that the Company or any Material Subsidiary, as applicable, would be required to pay if such Debt became due and payable on such day.
“Material Subsidiary” means, collectively, (i) the Subsidiary Borrowers and (ii) any other Subsidiary which, as of the last day of the most recently completed fiscal year, satisfies any one or more of the following three tests determined on a consolidated basis in accordance with GAAP (after intercompany eliminations and net of the effect of intercompany reinsurance): (a) the Company and the other Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of Consolidated Total Assets, (b) the Subsidiary’s proportionate share of Consolidated Total Assets consisting of the property of such Subsidiary exceeds 10% of Consolidated Total Assets or (c) the Company and the other Subsidiaries’ equity in the income (not to include losses) from continuing operations before income taxes (adjusted to exclude catastrophe losses in excess of 10% of earned premiums, other than temporary impairments in excess of $500,000,000, extraordinary items, the cumulative effect of a change in accounting principle, and any non-recurring event that impacts a single fiscal year) of such Subsidiary exceeds 10% of the income (to include losses) from continuing operations before income taxes (adjusted to exclude catastrophe losses in excess of 10% of earned premiums, other than temporary impairments in excess of $500,000,000, extraordinary items, the cumulative effect of a change in accounting principle, and any non-recurring event that impacts a single fiscal year) of the Company and the Subsidiaries.
“Maturity Date” means November 16, 2025, as the same may be extended pursuant to Section 2.8; provided, however, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Medium Term Notes” means fixed, floating and index notes which are either unsecured or are secured by one or more funding agreements and are issued by the Company, a Subsidiary or a trust (including a statutory Delaware trust) or other special purpose vehicle to retail or institutional investors the net proceeds of which are utilized to purchase a like amount of assets to be held by the Company or one or more of its Subsidiaries and whereby the instrument to be issued is a privately placed note or registered security, not an insurance contract or funding agreement of any type.
“Moody’s Rating” means at any time, the then current rating (including the failure to rate) by Moody’s Investors Service, Inc. (or any successor thereto) of the Company’s senior unsecured, unguaranteed long term debt.
“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Non-Consenting Lender” has the meaning assigned to such term in Section 10.2(d).
“Non-Extending Lender” has the meaning assigned to such term in Section 2.8(b).

Allstate Credit Agreement

“Non-Material Subsidiary Plan” means at any time any Plan or Plans established or maintained by a Subsidiary (other than a Subsidiary Borrower) having aggregate Unfunded Liabilities less than $25,000,000.
“Note” means, with respect to each Lender, a promissory note evidencing such Lender’s Loans to a Borrower payable to such Lender and its registered assigns substantially in the form of Exhibit C.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.
“Obligations” means (i) the due and punctual payment of (a) principal of and premium, if any, and interest (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the Subsidiary Borrowers to the Credit Parties, or that are otherwise payable to any Credit Party, under the Loan Documents and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company and the Subsidiary Borrowers under or pursuant to the Loan Documents.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant” has the meaning assigned to such term in Section 10.4(d).
“Participant Register” has the meaning assigned to such term in Section 10.4(d).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

Allstate Credit Agreement

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pricing Level” means Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V, as the context may require.
“Pricing Level I” means, any time when (i) no Event of Default has occurred and is continuing, and (ii) the S&P Rating is A+ (or any successor rating) or higher or the Moody’s Rating is A1 (or any successor rating) or higher.
“Pricing Level II” means, any time when (i) no Event of Default has occurred and is continuing, (ii) the S&P Rating is A (or any successor rating) or higher, or the Moody’s Rating is A2 (or any successor rating) or higher and (iii) Pricing Level I does not apply.
“Pricing Level III” means, any time when (i) no Event of Default has occurred and is continuing, (ii) the S&P Rating is A- (or any successor rating) or higher, or the Moody’s Rating is A3 (or any successor rating) or higher and (iii) and neither Pricing Level I nor II is applicable.
“Pricing Level IV” means, any time (i) no Event of Default has occurred and is continuing, (ii) the S&P Rating is BBB+ (or any successor rating) or higher, or the Moody’s Rating is Baa1 (or any successor rating) or higher and (iii) and Pricing Levels I, II, and III are not applicable.
“Pricing Level V” means, any time when none of Pricing Levels I, II, III and IV are applicable.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceedings” has the meaning assigned to such term in Section 4.5.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Allstate Credit Agreement

“QFC Credit Support” has the meaning assigned to it in Section 10.17.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m., London time, on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning assigned to such term in Section 10.4(c).
“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulatory Change” means the occurrence after the date of this Credit Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.5(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Credit Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Regulatory Change,” regardless of the date enacted, adopted, issued or implemented unless such request, rule, guideline, requirement or directive was enforceable with respect to the applicable Lender by the applicable regulatory authority on the Effective Date (which for the avoidance of doubt assumes that final implementing regulations and rules are in full force and effect and such request, rule, guideline or directive is applicable only to the extent rolled out at such time).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Required Lenders” means, at any time but subject to Section 2.10, Lenders having Commitments representing more than 50% of the total Commitments or, if the Commitments shall have terminated, Lenders having outstanding Loans representing more than 50% of the aggregate outstanding principal balance of the Loans of all Lenders.

Allstate Credit Agreement

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.
“S&P Rating” means at any time, the then current rating (including the failure to rate) by Standard & Poor’s of the Company’s senior unsecured, unguaranteed long term debt.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions that broadly restrict dealings with that country or territory (currently, as of the Effective Date, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person more than 50% owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Securities Transaction” means any securities lending transaction, repurchase transaction, reverse repurchase transaction or dollar roll transaction or any liability to return collateral in connection with a derivatives transaction or any similar transaction that would be accounted for as a secured borrowing or as a liability to return collateral in accordance with Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” and related official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m., New York City time, on the immediately succeeding Business Day.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or any successor thereto).

Allstate Credit Agreement

“Statutory Accounting Principles” means the rules and procedures prescribed or permitted by the relevant state of domicile for determining an insurer’s financial condition or results of operation for statutory purposes.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Statutory Statement” means, for any Insurance Company, for each fiscal year of such Insurance Company, the most recent annual statement, prepared in accordance with Statutory Accounting Principles, required to be filed with the appropriate regulatory authority and, for each fiscal quarter of such Insurance Company, each quarterly statement referenced in Section 4.4(b) and each quarterly statement required by Section 6.1(d), which quarterly statement shall be prepared in accordance with Statutory Accounting Principles.
“Subsidiary” means, at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.
“Subsidiary Borrowers” means Allstate Insurance and Allstate Life.
“Supported QFC” has the meaning assigned to it in Section 10.17.
“Surplus Notes” means unsecured notes or debentures or contribution certificates issued by an insurance company that (i) are subordinated to policyholders and senior indebtedness (including the indebtedness under this Credit Agreement and the Notes), (ii) require the prior approval of the insurance department of the issuer’s state of domicile for the payment of principal or interest, and (iii) receive equity treatment for all or a portion of the principal amount under Statutory Accounting Principles.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent for the Lenders hereunder.
“Taxes” means any present or future tax, assessment, fee or other charge or levy imposed by any Governmental Authority.

Allstate Credit Agreement

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.4 that is not Term SOFR.
“Total Credit Exposure” means, with respect to any Lender at any time, the outstanding principal balance of such Lender’s Loans at such time.
“Transactions” means (i) the execution, delivery and performance by each Borrower of each Loan Document to which it is a party, (ii) the borrowing of the Loans and (iii) the use of the proceeds of the Loans.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate (without consideration of the Alternate Base Rate) or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“USA PATRIOT Act” has the meaning assigned to such term in Section 10.14.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.17.

Allstate Credit Agreement

“U.S. Taxes” means any present or future tax, assessment, fee or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.
“U.S. Tax Compliance Certificate” has the meaning assigned to it in Section 3.7(c)(ii).
“Variable Interest Entity” means an entity defined as a Variable Interest Entity under Financial Accounting Standards Board Interpretation No. 46R.
“Wholly-Owned Subsidiary” of a given Person means any Person, all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by the given Person or one or more other Wholly-Owned Subsidiaries or by the given Person and one or more other Wholly-Owned Subsidiaries.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Classification of Loans and Borrowings. For purposes of this Credit Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings may also be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
Section 1.3    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, (vi) any reference herein to a fiscal year or fiscal quarter shall be construed to refer to a fiscal year or fiscal quarter of the Company, and (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.4    Accounting Terms; GAAP and Statutory Accounting Principles. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in

Allstate Credit Agreement

accordance with GAAP or Statutory Accounting Principles, as applicable, as in effect on the Agreement Date. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Credit Agreement, the Company may elect to (i) compute any such ratio or requirement in accordance with GAAP as amended or (ii) continue to compute any such ratio or requirement in accordance with GAAP prior to such change therein, provided that, if the Company elects to continue to compute any such ratio or requirement in accordance with GAAP prior to such change therein, the Company shall provide the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Debt under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall on each date of calculation be valued at the full stated principal amount thereof, (iii) without giving effect to Accounting Standards Update 2018-12 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) as it relates to adjusting reserve balances to an amount based on an “upper medium grade fixed income investment yield” with the off-setting adjustment recorded in Accumulated Other Comprehensive Income and (iv) without giving effect to Accounting Standards Codification 810 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) as it relates to the potential consolidation of any entities where related debt has recourse only to the assets underlying entity does not involve any claim on the Company’s cash resources as a source of payment.
Section 1.5    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 3.4(b) and Section 3.4(c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 3.4(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.4(b) or Section 3.4(c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement

Allstate Credit Agreement

Conforming Changes pursuant to Section 3.4(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
Section 1.6    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
2.

THE CREDITS

Section 2.1    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to any Borrower in dollars from time to time during the Availability Period in an aggregate principal amount as to all Borrowers that will not result in (a) such Lender’s Total Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the Total Credit Exposures exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.
Section 2.2    Loans and Borrowings.
(a) Each Loan made to a Borrower shall be made as part of a Borrowing consisting of Loans made by the Lenders to such Borrower ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) Subject to Section 3.4, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, in each case as the Company (on behalf of the applicable Borrower) may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Credit Agreement.
(c) At the commencement of each Interest Period for any Eurodollar Borrowing made to a Borrower, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that integral multiple of $1,000,000 and not less than $5,000,000, provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding to all Borrowers.

Allstate Credit Agreement

(d) Notwithstanding any other provision of this Credit Agreement, the Company (on behalf of the applicable Borrower) shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.3    Requests for Borrowings.
(a) To request a Borrowing, the Company (on behalf of the applicable Borrower) shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent signed by the Company (on behalf of the applicable Borrower)) (i) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.2:
(i)    the identity of the Borrower;
(ii)    the aggregate amount of the requested Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(v)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed.
(b) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company (on behalf of the applicable Borrower) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.4    Funding of Borrowings.
(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Subject to Section 5.2, the Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting or otherwise transferring the funds so received in the aforesaid account of the Administrative Agent to an account of such Borrower as specified in the Borrowing Request pursuant to Section 2.3(a)(vi) and designated by the Company (on behalf of such Borrower) in the applicable Borrowing Request.

Allstate Credit Agreement

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section, and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate that would be otherwise applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.5    Termination, Reduction and Increase of Commitments.
(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b) The Company may at any time terminate, or from time to time reduce, the Commitments, provided that (i) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.7, (A) any Lender’s Total Credit Exposure exceeding such Lender’s Commitment or (B) the sum of the Total Credit Exposures would exceed the Aggregate Commitment and (ii) each such reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.
(c) [Intentionally Omitted].
(d) Provided that at the time of and immediately after giving effect thereto, no Default shall exist and be continuing, the Company may at any time and from time to time, at its sole cost, expense and effort, request any one or more of the Lenders to increase its Commitment (the decision to increase the Commitment of a Lender to be within the sole and absolute discretion of such Lender), or any other Person reasonably satisfactory to the Administrative Agent to provide a new Commitment, by submitting to the Administrative Agent an Increase Supplement duly executed by each Borrower and each such Lender or other Person, as the case may be. If such Increase Supplement is in all respects reasonably satisfactory to the Administrative Agent, it shall execute such Increase Supplement and deliver a copy thereof to the Company and each such Lender or other Person, as the case may be. Upon execution and delivery of such Increase Supplement by the Administrative Agent, (i) in the case of each such Lender, its Commitment shall be increased to the amount set forth in such Increase Supplement and (ii) in the case of each such other Person, such other Person shall become a party hereto and have the rights and obligations of a Lender under the Loan Documents and its Commitment shall be as set forth in such Increase Supplement; provided, however, that on the effective date of any increase in the Commitments:

Allstate Credit Agreement

(A)    immediately after giving effect thereto, the sum of all increases in the aggregate Commitments made pursuant to this Section 2.5(d) shall not exceed $500,000,000;
(B)    each such increase shall be in an amount not less than $50,000,000 or such amount plus an integral multiple of $10,000,000;
(C)    (i) each such increasing Lender and each such other Person shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Applicable Percentage of such outstanding Loans, and (ii) each Borrower shall be deemed to have repaid and reborrowed all of its outstanding Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company on behalf of such Borrower, in accordance with the requirements of Section 2.3). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by such Borrower pursuant to the provisions of Section 3.6 if the deemed payment occurs other than on the last day of the related Interest Periods;
(D)    each such other Person shall have delivered to the Administrative Agent and the Company all forms, if any, that are required to be delivered by such other Person pursuant to Section 3.7(c); and
(E)    the representations and warranties of the Borrowers set forth in Article 4 shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the effective date of any increase in the Commitments except to the extent that any such representations and warranties expressly relate to an earlier date (including those contained in Sections 4.4(a), 4.4(b) and 4.8), in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall have been true and correct in all respects) on and as of such earlier date (and the Administrative Agent shall have received such evidence and other related documents as the Administrative Agent may reasonably request with respect to the Borrowers’ authorization of the increase and their respective obligations hereunder).
(e) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable, provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company

Allstate Credit Agreement

(by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction, and any termination, of the Commitments shall be permanent and, except as provided in Section 2.8, each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
Section 2.6    Repayment of Loans; Evidence of Debt.
(a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date. The amounts payable by each Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt; provided that no Borrower shall be obligated to pay or repay any amounts owed or borrowed by any other Borrower, except as set forth in Article 7.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Borrower thereof, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower for the account of the Lenders and each Lender’s share thereof.
(d) The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall, to the extent not inconsistent with any entries made in the Notes, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans made to it by any Lender in accordance with the terms of this Credit Agreement.
(e) At any time after the initial borrowing under this Credit Agreement, any Lender may request that the Loans made by it to a Borrower be evidenced by a single Note of such Borrower. In such event, such Borrower shall prepare, execute and deliver to such Lender, a Note payable to such Lender substantially in the form of Exhibit C. In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form.
(f) In the event that a Lender has requested a Note under this Credit Agreement and thereafter requests a replacement thereof, upon receipt of (i) either the Note to be replaced or (ii) an affidavit of such Lender as to the circumstances under which such Note was destroyed or lost together with such indemnification of the applicable Borrower as shall be reasonably satisfactory to it, such Borrower shall execute and deliver to such Lender a replacement Note.
Section 2.7    Prepayment of Loans.

Allstate Credit Agreement

(a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b) In the event of any partial reduction or termination of the Commitments, then (i) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Company and the Lenders of the aggregate outstanding principal amount of all Lenders’ Loans after giving effect thereto and (ii) if such sum would exceed the Aggregate Commitment after giving effect to such reduction or termination, then the Borrowers shall, on the date of such reduction or termination, prepay Borrowings in an aggregate amount sufficient to eliminate such excess.
(c) The Company, on behalf of the applicable Borrower, shall notify the Administrative Agent in writing of any prepayment hereunder (i) in the case of a prepayment of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid by the applicable Borrower, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment under Section 2.7(a) of a Borrowing shall, when added to the amount of each concurrent reduction of the Commitments and prepayment of Borrowings under such Section, be in an integral multiple of $1,000,000 and not less than $5,000,000.
(d) Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 3.1 and (ii) any break funding payments required by Section 3.6.
Section 2.8    Extension of Maturity Date.
(a) Request for Extension. The Company may (not more than twice following the Effective Date), by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 90 days and not less than 30 days prior to each of any anniversary of the Effective Date (each such anniversary date, an “Extension Date”), request (each, an “Extension Request”) that the Lenders extend the Maturity Date then in effect (the “Existing Maturity Date”) for an additional one year. Each Lender, acting in its sole discretion, shall, by notice to the Company and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to the Company) following the date of the Company’s notice, advise the Company and the Administrative Agent whether or not such Lender agrees to such extension; provided that any Lender that does not so advise the Company and the Administrative Agent shall be deemed to have rejected such Extension Request. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(b) Replacement of Non-Extending Lenders. Provided that no Default shall have occurred and be continuing, the Company shall have the right at any time on or prior to the relevant Extension Date to replace any Lender which has not consented to the Extension Request (each, a “Non-Extending Lender”) with, and otherwise add to this Credit Agreement, one or more

Allstate Credit Agreement

other Eligible Institutions (which may include any Lender) (each an “Additional Commitment Lender”) in each case with the consent of the Administrative Agent (such consent in each case not to be unreasonably withheld). If some or all of the Commitment of a Non-Extending Lender is being assumed by one or more Additional Commitment Lenders, such Non-Extending Lender shall enter into an Assignment and Assumption with such Additional Commitment Lender(s) pursuant to which such Additional Commitment Lender(s) shall, effective as of the Extension Date, (i) assume all or a portion of such Non-Extending Lender’s Commitment and (ii) purchase at par (or such other amount as may be agreed to by such Non-Extending Lender and the respective Additional Commitment Lender) for cash all or a portion of the Loans made by such Non-Extending Lender, in each case as may be specified in such Assignment and Assumption.
(c) Effectiveness of Extension. Effective as of the Extension Date, the Maturity Date, with respect to the Commitment of each Lender that has agreed to so extend its Commitment and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Maturity Date (or, if such date is not a Business day, such Maturity Date as so extended shall be the preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Credit Agreement.
Notwithstanding the foregoing, the extension of the Existing Maturity Date shall not be effective with respect to any Lender unless as of the relevant Extension Date (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrowers set forth in Article 4 shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Extension Date except to the extent that any such representations and warranties expressly relate to an earlier date (including those contained in Sections 4.4(a), 4.4(b) and 4.8), in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall have been true and correct in all respects) on and as of such earlier date (and the Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, to such effect from the chief financial officer, the controller or any other senior financial officer of the Company, together with such evidence and other related documents as the Administrative Agent may reasonably request with respect to the Borrowers’ authorization of the extension and their respective obligations hereunder).

Notwithstanding anything herein to the contrary, with respect to the Commitment of any Non-Extending Lender whose Commitment has not been fully assumed by one or more Additional Commitment Lenders, the Maturity Date for such Lender shall remain unchanged and, notwithstanding anything in Section 2.9 to the contrary, the Loans made by such Lender and not purchased by one or more Additional Commitment Lenders shall be repayable on such date by the applicable Borrower without (i) there being any requirement that any such repayment be shared with other Lenders or (ii) the repayment of any Loans made by Lenders that approved the Extension Request. In addition, on the Extension Date, each Borrower agrees to pay all accrued and unpaid interest, fees and other amounts (other than principal to the extent covered by the first sentence of the paragraph) then due under this Credit Agreement from such Borrower to each Lender consenting to the Extension Request, each Non-Extending Lender and each Additional Commitment Lender. In connection with the payments referred to in the first sentence of this paragraph, each Borrower shall be deemed to have repaid and re-borrowed all of the Loans

Allstate Credit Agreement

remaining outstanding after such payments as of the Extension Date (with such re-borrowing to consist of the Types of Loans, with related Interest Periods, if applicable, specified in a notice delivered by the Company on behalf of such Borrower in accordance with the requirements of Section 2.3). Solely for the purpose of calculating break funding payments under Section 3.6, the assignment by any Non-Extending Lender of any Eurodollar Loan prior to the last day of the Interest Period applicable thereto in accordance with this Section 2.8 shall be deemed to constitute a prepayment by a Borrower of such Eurodollar Loan.

Section 2.9    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a) Each Borrower shall make each payment or prepayment required to be made by it hereunder or under the Note made by it (whether of principal of Loans, interest or fees, or of amounts payable under Sections 2.5(d)(C), 2.8, 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim, and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office at 383 Madison Avenue, New York, New York, or such other office as to which the Administrative Agent may notify the other parties hereto, and except that payments pursuant to Sections 3.5, 3.6, 3.7 or 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Loans, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans then due to such parties.
(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans made to a Borrower resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans made to such Borrower and accrued interest thereon than the proportion received by any other Lender with respect to the Loans made by such other Lender to such Borrower, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans made to such Borrower of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this

Allstate Credit Agreement

Credit Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due from a Borrower to the Administrative Agent for the account of the applicable Credit Parties hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if such Borrower has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with generally recognized banking industry practices on interbank compensation.
(e) If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.4(b), 2.9(d) or 10.3(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.10    Defaulting Lenders. Notwithstanding any provision of this Credit Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) fees payable pursuant to Section 3.3(a) shall continue to accrue on the Commitment of such Defaulting Lender only to the extent of the Total Credit Exposure of such Defaulting Lender; and
(b) the Commitment and Total Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.2); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.
In the event that the Administrative Agent and the Company each agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall no longer be a Defaulting Lender under this Credit Agreement at such time.

Allstate Credit Agreement

3.

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1    Interest.
(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin and the Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, 2% plus the Alternate Base Rate.
(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent clearly demonstrable error.
Section 3.2    Interest Elections Relating to Borrowings.
(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or pursuant to Section 2.3(b). Thereafter, the Company (on behalf of the applicable Borrower) may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect an Interest Period therefor, all as provided in this Section.
(b) To make an election pursuant to this Section, the Company (on behalf of the applicable Borrower) shall notify the Administrative Agent of such election (via irrevocable written notice via an Interest Election Request in a form approved by the Administrative Agent and signed by the Company (on behalf of the applicable Borrower)) by the time that a Borrowing Request would be required under Section 2.3 if the Company (on behalf of the applicable

Allstate Credit Agreement

Borrower) were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c) Each Interest Election Request shall specify the following information:
(i)    the identity of the Borrower;
(ii)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) of this paragraph shall be specified for each resulting Borrowing);
(iii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iv)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(v)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company (on behalf of the applicable Borrower) shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the Company (on behalf of the applicable Borrower) fails to deliver a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company (on behalf of the applicable Borrower), then, so long as an Event of Default is continuing, (i) no outstanding Borrowing of any Borrower may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing of each Borrower shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 3.3    Fees.
(a) The Company agrees to pay to the Administrative Agent for the account of each Lender, a facility fee (“Facility Fee”), which shall accrue at a rate per annum equal to the Applicable Facility Fee Percentage on the daily amount of the Commitment of such Lender (regardless of usage) during the period from and including the Agreement Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Loans outstanding after its Commitment terminates, then such Facility Fee shall continue to

Allstate Credit Agreement

accrue on the daily outstanding principal amount of such Lender’s Loans from and including the date on which such Lender’s Commitment terminates to but excluding the date on which all Loans of such Lender have been paid in full. Accrued Facility Fees shall be payable in arrears on the fifteenth (15th) day following the last day of March, June, September and December of each year, and on each date on which the Commitments are permanently reduced, commencing on the first such date to occur after the Agreement Date, provided that all unpaid Facility Fees shall be payable on the date on which the Commitments terminate. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b) The Company agrees to pay to each Credit Party, for its own account, fees and other amounts (other than principal or interest) payable in the amounts and at the times separately agreed upon between the Company and such Credit Party.
(c) All fees and other amounts (other than principal or interest) payable hereunder shall be paid on the dates due, in dollars in immediately available funds. Fees and other amounts (other than principal or interest) paid shall not be refundable under any circumstances.
Section 3.4    Alternate Rate of Interest.
(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 3.4, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i)    the Administrative Agent determines, which determination (if made on a reasonable basis) shall be conclusive and binding, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or
(ii)    the Administrative Agent is advised by Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent

Allstate Credit Agreement

Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion..
(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.
(e) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.4.
(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that

Allstate Credit Agreement

publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
Section 3.5    Increased Costs; Illegality.
(a) If any Regulatory Change shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Credit Party (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    impose on any Credit Party or the London interbank market any other condition, cost or expense affecting this Credit Agreement, any Eurodollar Loans made by such Credit Party or any participation therein, or
(iii)    subject any Credit Party to any Taxes (other than (A) Taxes in respect of which payments of additional amounts are required under Section 3.7(a), (B) Taxes described in Section 3.7(a)(i)-(iii), (C) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), and (D) any Taxes attributable to such Credit Party’s

Allstate Credit Agreement

failure to comply with Section 3.7(c)) on any of its obligations under the Loan Documents, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Credit Party of making, continuing, converting or maintaining any Loan hereunder or to increase the cost to such Credit Party or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or otherwise), then the Company will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered as reasonably determined by such Credit Party (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with the manner in which such Credit Party treats similarly situated customers of the applicable Credit Party under agreements having provisions similar to this Section 3.5 after consideration of such factors as such Credit Party then reasonably determines to be relevant).
(b) If any Credit Party determines that any Regulatory Change regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Credit Party’s capital or on the capital of such Credit Party’s holding company, if any, as a consequence of this Credit Agreement or the Loans made, by such Credit Party to a level below that which such Credit Party or such Credit Party’s holding company could have achieved but for such Regulatory Change (taking into consideration such Credit Party’s policies and the policies of such Credit Party’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party or such Credit Party’s holding company for any such reduction suffered as reasonably determined by such Credit Party (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with the manner in which such Credit Party treats similarly situated customers of the applicable Credit Party under agreements having provisions similar to this Section 3.5 after consideration of such factors as such Credit Party then reasonably determines to be relevant).
(c) A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Credit Party the amount shown as due on any such certificate within ten days after receipt thereof.
(d) Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Credit Party pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Credit Party notifies the Borrowers of the Regulatory Change giving rise to such increased costs or reductions and of such Credit Party’s intention to claim compensation therefor.
(e) Notwithstanding any other provision of this Credit Agreement, if, after the Agreement Date, any Regulatory Change shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Company and to the Administrative Agent:

Allstate Credit Agreement

(i)    such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and
(ii)    such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.
In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Company by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Company.
Section 3.6    Break Funding Payments. In the event of (a) the payment, prepayment or deemed prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Company pursuant to Section 3.8(b), then, in any such event, the relevant Borrower or the Company, as applicable, shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company (on behalf of the relevant Borrower) and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.
Section 3.7    Taxes.

Allstate Credit Agreement

(a) If any applicable law (as determined in good faith by the Borrower) requires the deduction or withholding of any Tax from a payment of the Borrower, the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
Without limiting the foregoing, each Borrower agrees to pay to each Foreign Lender such additional amounts as are necessary in order that the net payment of any amount due to such Foreign Lender under the Loan Documents after deduction for or withholding in respect of any U.S. Taxes collectible by withholding and imposed with respect to such payment, will not be less than the amount such Foreign Lender would have received had no such withholdings or deductions for U.S. Taxes been made, provided that the foregoing obligation to pay such additional amounts shall not apply:

(i)    with respect to any U.S. Taxes collectible by withholding or deduction that are imposed on payments to or for the account of such Foreign Lender with respect to any applicable interest in a Loan or Commitment pursuant to any law in effect on the Agreement Date (or on the date such Foreign Lender becomes a Lender as provided in Section 10.4, except for assignments made at the request of the Company pursuant to Section 3.8(b)) or on the date of any change in the applicable lending office of such Foreign Lender, in each case, except to the extent that pursuant to this Section 3.7(a), amounts with respect to such U.S. Taxes were payable either to such Foreign Lender’s assignor immediately before such Lender became a party hereto or such Foreign Lender immediately before it changed its lending office;
(ii)    to any Foreign Lender if such Foreign Lender fails to comply with applicable certification, information, documentation or other reporting requirements that it was legally able to comply with concerning the nationality, residence, identity or connections with the United States of America of such Lender if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes, including its obligations pursuant to Section 3.7(c);
(iii)    with respect to any U.S. Taxes imposed under FATCA; or
(iv)    with respect to U.S. Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits U.S. Taxes, in each case, (i) imposed as a result of such Foreign Lender being organized under the laws of, or having its principal office in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such U.S. Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Foreign Lender and the jurisdiction imposing such U.S. Tax (other than connections arising from such Foreign Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Each Borrower shall indemnify each Foreign Lender for any Taxes that are imposed on any such Foreign Lender, with respect to which Borrower was required to pay additional amounts under this Section 3.7(a).

Allstate Credit Agreement

Each Borrower shall pay to the relevant Governmental Authority (or, at the option of a Lender or Administrative Agent, reimburse it for payments to the relevant Governmental Authority of) stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

(b) As soon as reasonably practicable after paying any amount to the Administrative Agent or any Foreign Lender from which it is required by law to make any deduction or withholding, and as soon as reasonably practicable after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company (on behalf of the relevant Borrower) shall deliver to the Administrative Agent for delivery to such Foreign Lender evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).
(c) (i) (A) Not later than the Effective Date or, in the case of any Person that becomes a Lender pursuant to Section 10.4, the date of the execution and delivery of the Assignment and Assumption pursuant to which such Person becomes a Lender, (B) before any form provided under this Section 3.7(c) becomes obsolete, incorrect or expired and (C) at such other times as the Company may reasonably request or as required under applicable law, each Lender (to the extent that such Lender, in its sole discretion, believes that it is so entitled), shall provide the Company and the Administrative Agent with two duly completed copies of the relevant Internal Revenue Service forms (with any applicable attachments) certifying its entitlement to a complete exemption from or any reduction of withholding on any interest to be received by it under the Loan Documents in respect of the Loans. In addition, any Lender, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. The completion, execution and submission of such documentation described in the prior sentence shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

Allstate Credit Agreement

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such

Allstate Credit Agreement

form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes described in Section 3.7(a) for which a Borrower is required to pay additional amounts attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d)(ii) relating to the maintenance of a Participant Register and (iii) any Taxes other than U.S. Taxes for which a Borrower is required to pay additional amounts attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with the Loan Documents, and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 3.7(d).
(e) If a payment made to or for the account of a Lender hereunder would be subject to U.S. Taxes collectible by withholding imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.7(e), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.
(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.7 (including by the payment of additional amounts pursuant to Section 3.7(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.7(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had

Allstate Credit Agreement

not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.7(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
Section 3.8    Mitigation Obligations.
(a) If any Lender requests compensation under Section 3.5, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.5 or 3.7, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) If (i) any Lender requests compensation under Section 3.5, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense (including the fees referred to in Section 10.4(b)) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights (other than its existing rights to payments pursuant to Section 3.5 or 3.7) and obligations under the Loan Documents to an Eligible Institution that shall assume such obligations (which Eligible Institution may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.5 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

Allstate Credit Agreement

4.

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Credit Parties (and each Subsidiary Borrower, as to itself, represents and warrants to the Credit Parties) that:
Section 4.1    Corporate Existence; Subsidiaries.
(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power to conduct its business as presently conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
(b) Each Material Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate or analogous powers to conduct its business as presently conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 4.2    Corporate and Governmental Authorization; No Contravention.
(a) Each Borrower has full corporate power and authority to execute, deliver and perform its obligations under this Credit Agreement and the Notes executed by it and to comply with all of the provisions of this Credit Agreement and the Notes executed by it, and all necessary corporate or similar proceedings of such Borrower have been duly taken to authorize the execution, delivery and performance by such Borrower of this Credit Agreement and the Notes executed by it.
(b) No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange, are necessary for the execution, delivery or performance by any Borrower of this Credit Agreement or the Notes executed by it, or for the legality, validity or enforceability hereof or thereof.
(c) None of the execution and delivery of this Credit Agreement and the Notes, the consummation of the transactions herein contemplated or compliance by any Borrower with all of the terms and provisions of this Credit Agreement or the Notes executed by such Borrower will conflict with or result in a breach which would constitute a material default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of such Borrower, material to such Borrower, pursuant to the terms of any indenture, loan agreement, or other agreement or instrument for borrowed money to which such Borrower is a party or by which such Borrower may be bound or to which any of the property or assets of such Borrower, material to such Borrower, is subject, nor will such action result in any material violation of the provisions of the charter or by laws of such Borrower or any statute or any order, rule or regulation applicable to such Borrower or any of its Material Subsidiaries of any Governmental Authority having jurisdiction over such Borrower or such Subsidiary, and no consent, approval, authorization or other order of, or filing with, any Governmental Authority is

Allstate Credit Agreement

required for the execution and delivery of this Credit Agreement and the Notes, the consummation of the transactions herein contemplated or compliance by the Company with all of the terms and provisions of this Credit Agreement, provided that (i) the Borrowers make no representations or warranties with respect to any securities or blue sky laws of political subdivisions of the United States of America or any laws or treaties of any country (or political subdivision thereof) other than the United States of America and (ii) the effect of the laws of any jurisdiction (other than the States of New York or Illinois) that limit the interest, fees or other charges any Lender may impose.
Section 4.3    Binding Effect. (i) This Credit Agreement constitutes a legal, valid and binding agreement of each Borrower, (ii) the Guarantee in Article 7 of this Credit Agreement constitutes a legal, valid and binding agreement of the Company and (iii) the Notes, when executed and delivered in accordance with this Credit Agreement, will constitute valid and binding obligations of the respective Borrower executing and delivering such Notes, in the case of each of the foregoing clauses (i) through (iii), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other laws affecting creditors’ rights and rights of creditors of insurers generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 4.4    Financial Information.
(a) (i) The audited consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of the fiscal year ended December 31, 2019 and the related statements of operations, comprehensive income, shareholders’ equity and cash flows for the fiscal year then ended, reported on by Deloitte & Touche, LLP, and heretofore furnished to the Administrative Agent and each of the Lenders, present fairly in all material respects, in conformity with GAAP, the financial position of the Company and its Consolidated Subsidiaries as of such date and their results of operations and cash flows for such fiscal year. (ii) The unaudited condensed consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of and for the fiscal quarters and the portions of the fiscal year ended each of March 31, 2020, June 30, 2020 and September 30, 2020 and the related unaudited condensed consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for the period then ended, certified by the Company’s chief financial officer, and heretofore furnished to the Administrative Agent and each of the Lenders, present fairly in all material respects, in conformity with GAAP, the financial position of the Company and its Consolidated Subsidiaries as of such date and their results of operations and cash flows as of such dates and for such periods, subject to year-end audit adjustments and the absence of footnotes.
(b) (i) The respective Statutory Statements for Allstate Insurance and Allstate Life for the year ended at December 31, 2019 present fairly in all material respects, in conformity with Statutory Accounting Principles, the respective financial conditions of said companies as at said date and their respective results of operations for the fiscal year ended on said date. (ii) The respective Statutory Statements for Allstate Insurance and Allstate Life for the portions of the fiscal year ended each of March 31, 2020, June 30, 2020 and September 30, 2020 each present fairly in all material respects, in conformity with Statutory Accounting Principles, the respective financial conditions of said companies as at said date and their respective results of operations for such periods.

Allstate Credit Agreement

(c) Except as disclosed in the public filings of the Borrowers prior to the Effective Date, since December 31, 2019, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.
Section 4.5    Litigation. Except as disclosed to the Lenders in writing (which shall include the Company’s Form 10-K and Allstate Life Insurance Company’s Form 10-K for the fiscal year ending December 31, 2018) prior to the date hereof, there are no legal, arbitral or governmental proceedings (including any proceeding instituted by any state insurance commission or similar regulatory body), pending to which the Company or any of its Material Subsidiaries is a party or to which any property of the Company or any of its Material Subsidiaries is the subject (collectively, “Proceedings”) which, if determined adversely to the Company or any of its Material Subsidiaries (and there exists a reasonable possibility of such adverse determination), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened.

Section 4.6    Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan (other than any Non-Material Subsidiary Plan) and is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Plan (other than any Non-Material Subsidiary Plan) except where the failure to do so could reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan (other than any Non-Material Subsidiary Plan), (ii) failed to make any contribution or payment to any Plan (other than any Non-Material Subsidiary Plan) or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan (other than any Non-Material Subsidiary Plan) or Benefit Arrangement, which has resulted or could reasonably be expected to result in a Material Adverse Effect, or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA which could reasonably be expected to result in a Material Adverse Effect.

Section 4.7    Environmental Matters. The Company has concluded reasonably that all Environmental Laws applicable to the Company and its Material Subsidiaries are unlikely to have a Material Adverse Effect.
Section 4.8    Taxes. United States Federal income tax returns of the Company and its Material Subsidiaries have been closed through the fiscal year ended December 31, 2014. All United States Federal income tax returns and all other material tax returns which are required to be filed have been filed by or on behalf of the Company and its Material Subsidiaries and all material taxes due with respect to the Company and its Material Subsidiaries pursuant to such returns and all material taxes due pursuant to any assessment received by the Company or any of its Material Subsidiaries have been paid, except those assessments being contested in good faith by appropriate proceedings and where (in the opinion of the Company) adequate charges, accruals or reserves have been established on the books of the Company and its Subsidiaries, as applicable.
Section 4.9    Full Disclosure. All written factual information heretofore furnished by the Company to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement was true and accurate in all material respects on the date as of which such information was stated or certified. As of the Effective Date, to the best knowledge of the Company, the information

Allstate Credit Agreement

included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Credit Agreement is true and correct in all respects.
Section 4.10    Investment Company Act. None of the Borrowers is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940.
Section 4.11    Federal Reserve Regulations.
(a) Not more than 25% of the value (as determined by any reasonable method) of the assets subject to any restriction on (i) Liens set forth in Section 6.6 or (ii) sale or other disposition set forth in Section 6.7 is represented by Margin Stock.
(b) No part of the proceeds of any Loan will be used, whether immediately, incidentally or ultimately, (i) to directly or indirectly purchase, acquire or carry any Margin Stock, (ii) directly or indirectly for any purpose that entails a violation of, or that is inconsistent with Regulations U or X, or (iii) to make a personal loan to any director or executive officer of any Borrower or any Subsidiary in violation of Section 402 of the Sarbanes Oxley Act of 2002.
Section 4.12    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents when acting on the Company’s or any Subsidiary’s behalf with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors when acting on the Company’s or any Subsidiary’s behalf and to the knowledge of the Company its employees and agents when acting on the Company’s or any Subsidiary’s behalf, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary, any of their respective directors or officers or, to the knowledge of the Company or such Subsidiary, any of their respective employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or use of proceeds by the Company and its Subsidiaries will violate any Anti-Corruption Law or applicable Sanctions.
Section 4.13    Affected Financial Institutions. No Borrower is an Affected Financial Institution.

5.

CONDITIONS

Section 5.1    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):
(a) Credit Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Credit Agreement signed on behalf of such party (which, subject to Section 10.6, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page).

Allstate Credit Agreement

(b) Legal Opinions. The Administrative Agent shall have received favorable written opinions (addressed to the Credit Parties and dated the Effective Date) from (i) Susan L. Lees, Chief Legal Officer and Secretary of the Company and acting as counsel to the other Borrowers, and (ii) Willkie Farr & Gallagher LLP, special New York counsel to the Borrowers, substantially in the forms of Exhibit B-1 and B-2, respectively, covering such other matters relating to the Borrowers, the Loan Documents and the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.
(c) Organizational Documents, etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to (i) the organization, existence and good standing of each Borrower (including (x) a certificate of incorporation or formation of each Borrower, certified by the Secretary of State (or comparable official) of the jurisdiction of its incorporation or formation and (y) certificates of good standing (or comparable certificates) for each Borrower, certified by the Secretary of State (or comparable official) of the jurisdiction of its incorporation or formation), (ii) the authorization of the Transactions, (iii) the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) any other legal matters relating to Borrowers, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer, the chief financial officer, the treasurer or the controller of the Company confirming (i) that the representations and warranties of the Borrowers set forth in Article 4 are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the Effective Date except to the extent that any such representations and warranties expressly relate to an earlier date (including those contained in Sections 4.4(a), 4.4(b) and 4.8), in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of such earlier date and (ii) that there is no Default in existence as of the Effective Date.
(e) Fees and Expenses. All fees, expenses and other amounts due and payable on or prior to the Effective Date, including the reasonable fees and disbursements of counsel to the Administrative Agent, to the extent invoiced shall have been paid.
(f) Existing Credit Agreement. The commitments under the Existing Credit Agreement shall have been terminated and all amounts due thereunder shall have been paid and the Administrative Agent shall have received evidence, in form and substance satisfactory to it, thereof.
(g) KYC Documents. (i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to such

Allstate Credit Agreement

Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Credit Agreement, the condition set forth in this clause (g) shall be deemed to be satisfied).
(h) Other Documents. The Administrative Agent shall have received such other documents as shall be reasonably required by it in connection therewith.
The Administrative Agent shall notify the Borrowers and the Credit Parties of the Effective Date, and each such notice shall be conclusive and binding.
Section 5.2    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a) The representations and warranties of the Borrowers set forth in Article 4 (other than those contained in Section 4.4(c) and Section 4.5) shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing except to the extent that any such representations and warranties expressly relate to an earlier date (including those contained in Sections 4.4(a), 4.4(b) and 4.8), in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall have been true and correct in all respects) on and as of such earlier date.
(b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.
Each Borrowing shall be deemed to constitute a representation and warranty by the Company, and, if applicable, the applicable Subsidiary Borrower, on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
6.

COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Company covenants and agrees (and, to the extent applicable to it, each Subsidiary Borrower covenants and agrees) with the Credit Parties that:
Section 6.1    Financial Statements and Other Information. The Company will furnish to each Credit Party the following, provided that the Company need not furnish copies of the information referred to in this Section if on or before the applicable day set forth below, such information is available (A) in the case of the information referred to in subsections (a), (b), (i) and (j) below, either on EDGAR or on the Company’s web site, and (B) in the case of the information referred to in subsections (c) and (d) below, on the Company’s web site:
(a) as soon as available and in any event within 120 days after the end of each fiscal year, the Company’s annual meeting proxy statement and its Form 10-K containing a consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of the end of

Allstate Credit Agreement

such fiscal year and the related statements of income, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche, LLP or another independent registered public accounting firm of nationally recognized standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Company’s Form 10-Q containing a condensed consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter and the related condensed consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year ended at the end of such fiscal quarter;
(c) as soon as available and in any event within 120 days after the end of each fiscal year of each Subsidiary Borrower, the Statutory Statement of such Subsidiary Borrower for such fiscal year and as filed with the insurance department of the State of domicile of such Subsidiary Borrower;
(d) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal quarters of each Subsidiary Borrower, quarterly Statutory Statements of such Subsidiary Borrower for such fiscal quarter and as filed with the insurance department of the State of domicile of such Subsidiary Borrower;
(e) promptly after the financial statements referred to in clauses (a) and (b) above have been made available to the Credit Parties either through EDGAR or the Company’s web site (but in no event later than 120 days after the end of the relevant fiscal year or 60 days after the end of the relevant fiscal quarter, as applicable) or, in the event that the Company furnishes copies thereof to the Credit Parties, simultaneously with the delivery thereof, a certificate of the chief financial officer or the controller of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 6.9 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;
(f) promptly after the financial statements referred to in clause (a) above have been made available to the Credit Parties either through EDGAR or the Company’s web site (but in no event later than 120 days after the end of the relevant fiscal year) or, in the event that the Company furnishes copies thereof to the Credit Parties, simultaneously with the delivery thereof, a certificate of the chief financial officer or the controller of the Company identifying each Subsidiary which is then a Material Subsidiary;
(g) promptly after the financial statements referred to in clause (a) above have been made available to the Credit Parties either through EDGAR or the Company’s web site (but in no event later than 120 days after the end of the relevant fiscal year) or, in the event that the Company furnishes copies thereof to the Credit Parties, simultaneously with the delivery thereof, a statement of the independent registered public accounting firm which reported on such statements

Allstate Credit Agreement

to the effect that in the course of their audit of such statements, nothing came to their attention that caused them to believe that the Company was not in compliance with the requirements of Section 6.9, insofar as such requirements relate to accounting matters;
(h) within five days after any officer of the Company obtains knowledge that any Default has occurred and is continuing, a certificate of the chief financial officer or the controller of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;
(i) written notice of any Proceedings promptly after a determination by the Company or the applicable Subsidiary Borrower that (i) such Proceedings, if determined adversely to the Company or any of its Material Subsidiaries individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (ii) there exists a reasonable possibility of such adverse determination.
(j) promptly after being filed by the Company with the Securities and Exchange Commission, copies (without exhibits thereto) of any registration statement (other than any registration statement on Form S 8 or its equivalent) or any report on Form 8 K (or its equivalent); provided that the Company need not furnish such copies to the extent such registration statements or reports are made available to the Credit Parties either on EDGAR or the Company’s web site;
(k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan (other than any Non-Material Subsidiary Plan) which might constitute grounds for a termination of such Plan (other than any Non-Material Subsidiary Plan) under Title IV of ERISA, or knows that the plan administrator of any Plan (other than any Non-Material Subsidiary Plan) has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan (other than any Non-Material Subsidiary Plan) is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan (other than any Non-Material Subsidiary Plan), a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan (other than any Non-Material Subsidiary Plan) under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan (other than any Non-Material Subsidiary Plan) pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan (other than any Non-Material Subsidiary Plan) or Multiemployer Plan (other than any Non-Material Subsidiary Plan) or in respect of any Benefit Arrangement or makes any amendment to any Plan (other than any Non-Material Subsidiary Plan) or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, provided, however, that in the case of a Benefit Arrangement established or maintained by or for a Subsidiary (other than a Subsidiary Borrower) such action or inaction has resulted or could result in the imposition of such a Lien or the posting of such a bond or other security in excess of $25,000,000, a certificate of the chief financial officer or the controller of the Company setting

Allstate Credit Agreement

forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;
(l) furnish to the Administrative Agent promptly such other information with documentation required by bank regulatory authorities under applicable “know your customer” and Anti Money Laundering rules and regulations (including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation), as from time to time may be reasonably requested by the Administrative Agent;
(m) from time to time such additional information regarding the financial position or business of the Company and its Material Subsidiaries, or compliance with the terms of this Credit Agreement, as the Administrative Agent, at the request of any Lender, may reasonably request; and
(n) prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification.
Section 6.2    Maintenance of Property. The Company will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.
Section 6.3    Conduct of Business and Maintenance of Existence.
(a) Neither the Company nor any of its Material Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of owning and operating life and property and casualty insurance companies and financial services businesses (including investment operations) and businesses and activities that are similar or are related or incidental thereto.
(b) The Company will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective legal existence and their respective rights, privileges and franchises material to the conduct of their respective businesses; provided that, subject to Section 6.7, the Company may terminate the corporate existence of any Subsidiary (other than a Subsidiary Borrower) if such termination could not reasonably be expected to have a Material Adverse Effect or otherwise to be materially disadvantageous to the Lenders; and, provided, further, that this Section 6.3 shall not prohibit any merger, consolidation, liquidation, dissolution, division or other transaction permitted under Section 6.7.
Section 6.4    Compliance with Laws. The Company will make all good faith efforts to comply, and cause each Material Subsidiary to make all good faith efforts to comply, with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where (in the opinion of the Company) adequate charges, accruals or reserves have been established on the books of the Company and its Subsidiaries, as applicable or where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Allstate Credit Agreement

Section 6.5    Books and Records; Inspection Rights. The Company will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which entries which are full, true and correct in all material respects are made of all material and appropriate dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent (and if a Default has occurred and is continuing any representatives reasonably designated by any Lender), upon reasonable prior notice, so long as no Default has occurred and is continuing, no more than once per fiscal year of the Company and otherwise as often as reasonably requested to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Company may, if it so chooses, be present at or participate in any such discussion with the independent accountants), all at such reasonable times during normal business hours.
Section 6.6    Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien securing Debt (determined without regard to the clauses (c) through and including (h) of the proviso of the definition of the term “Debt”) on the stock of any Listed Insurance Subsidiary (or on the stock of any Subsidiary that directly, or indirectly through other Subsidiaries, owns stock of any Listed Insurance Subsidiary) now owned or hereafter acquired by it, except any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings. Notwithstanding the foregoing, in connection with marketing alliances or other promotional arrangements undertaken by one or both of the Subsidiary Borrowers, the Company or any of its Subsidiaries may pledge the stock of any Listed Insurance Subsidiary (other than stock of a Subsidiary Borrower) to secure Debt (determined without regard to the clauses (c) through and including (h) of the proviso of the definition of the term “Debt”) in an aggregate amount that, together with the aggregate liquidation preference of preferred stock permitted under the second sentence of Section 6.7(b), does not exceed $600,000,000 (or its equivalent in any other currency) at any one time outstanding.
Section 6.7    Consolidations, Mergers and Sales of Assets.
(a) The Company will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, except that, if at the time thereof and immediately after giving effect thereto, no Default shall or would have occurred and be continuing, any Person may merge into the Company in a transaction in which the Company is the surviving entity.
(b) Neither Subsidiary Borrower will merge into or consolidate with, any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, except that, if at the time thereof and immediately after giving effect thereto, no Default shall or would have occurred and be continuing, either Subsidiary Borrower may merge into or consolidate with any other corporation (the “successor corporation”) organized under the laws of the United States of America or any state thereof which is (x) the Company, (y) in the case of a merger or consolidation involving Allstate Insurance (or any successor thereto), a Wholly-Owned Subsidiary of the Company, provided that any direct or indirect parent thereof is not an insurance company or other entity subject to any law or regulation which could limit or restrict the ability of the survivor of such merger or consolidation to pay dividends or make other distributions or

Allstate Credit Agreement

payments, directly or indirectly, to the Company, or (z) in the case of a merger or consolidation involving Allstate Life (or any successor thereto), a Wholly-Owned Subsidiary of the Company, and provided further that each Subsidiary Borrower covenants that any such consolidation, merger, sale or transfer shall be upon the conditions that the due and punctual payment of the principal and accrued interest on any Loans made to such Subsidiary Borrower, and the due and punctual performance and observance of all the terms, covenants and conditions of this Credit Agreement to be kept or performed by such Subsidiary Borrower shall, by an agreement supplemental hereto (which supplemental agreement shall be in form and substance satisfactory to the Administrative Agent and shall become effective upon satisfaction or waiver of the conditions described in Section 5.1(b), (c), (d) and (e) in a form appropriate to such supplemental agreement), be assumed by the corporation (other than such Subsidiary Borrower) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Subsidiary Borrower, just as fully and effectually as if such successor had been the original Subsidiary Borrower; and in the event of any such sale or transfer the predecessor Subsidiary Borrower may be dissolved, wound up and liquidated at any time thereafter. In addition, in connection with marketing alliances or other promotional arrangements undertaken by one or both of the Subsidiary Borrowers, the Subsidiary Borrowers may from time to time issue preferred stock to any Person, whether or not affiliated with the Company, having an aggregate liquidation preference (as to both Subsidiary Borrowers) that, together with the aggregate amount of Debt (determined without regard to the clauses (c) through and including (h) of the proviso of the definition of the term “Debt”) secured by Liens permitted under the second sentence of Section 6.6, does not exceed $600,000,000 (or its equivalent in any other currency) at any one time outstanding. Notwithstanding anything in this Section 6.7 to the contrary, Allstate Insurance may transfer ownership of Allstate Life to the Company or to any other Wholly-Owned Subsidiary of the Company.
Section 6.8    Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes not inconsistent with the terms hereof. No part of the proceeds of any Loan will be used, whether immediately, incidentally or ultimately, (i) to directly or indirectly purchase, acquire or carry any Margin Stock, (ii) directly or indirectly for any purpose that entails a violation of Regulations U or X or (iii) to make a personal loan to any director or executive officer of any Borrower or any Subsidiary in violation of Section 402 of the Sarbanes Oxley Act of 2002. No Borrower will request any Borrowing, and no Borrower shall use, and the Company shall implement and maintain policies and procedures designed to ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 6.9    Ratio of Consolidated Total Debt to Consolidated Total Capital. The Company will not permit Consolidated Total Debt at any time to exceed 37.5% of Consolidated Total Capital.
Section 6.10    Limitation on Issuance of Medium Term Notes. The Company will not, and will not permit any of its Subsidiaries to, permit the aggregate principal amount of Medium Term Notes (other than Medium Term Notes secured by one or more funding agreements) issued after the Effective Date and outstanding at any time to exceed $3,000,000,000.

Allstate Credit Agreement

7.

GUARANTEE

Section 7.1    Guarantee. The Company hereby guarantees to each Credit Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, either Subsidiary Borrower and all other amounts from time to time owing to the Credit Parties by either Subsidiary Borrower under this Credit Agreement and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Company hereby further agrees that if either Subsidiary Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The Company further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Credit Party to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Credit Party in favor of the Borrowers or any other Person. Any obligation of the Borrower under Section 2.17 to pay any additional amounts to, or indemnify, any Lender for any Taxes that are required to be withheld or deducted from payments made to any Lender or to pay for, or indemnify any Lender for, any Other Taxes, shall apply mutatis mutandis (and without duplication) to the Company with respect to its obligations under this Article 7.
Section 7.2    Obligations Unconditional. The obligations of the Company under Section 7.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of either Subsidiary Borrower under this Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release of exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 7.2 that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not affect the liability of the Company hereunder:
(i)    at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)    any of the acts mentioned in any of the provisions of this Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted; or
(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Credit Agreement or the Notes or any other agreement or

Allstate Credit Agreement

instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.
The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against either Subsidiary Borrower under this Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
Section 7.3    Reinstatement. The obligations of the Company under this Article 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of either Subsidiary Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Company agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
Section 7.4    Subrogation. Until the indefeasible payment in full in cash of all of the Obligations, the Company hereby waives all rights of subrogation or contribution, whether arising by operation of law (including any such right arising under the United States Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article 7.
Section 7.5    Remedies. The Company agrees that, as between the Company and the Credit Parties, the obligations of either Subsidiary Borrower under this Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Article 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article 8) for purposes of Section 7.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against either Subsidiary Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Subsidiary Borrower) shall forthwith become due and payable by the Company for purposes of said Section 7.1.
Section 7.6    Continuing Guarantee. The guarantee in this Article 7 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
8.

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:
(a) any Borrower shall fail to pay any principal of any Loan when due; or

Allstate Credit Agreement

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount payable by it hereunder within three Business Days after the due date thereof; or
(c) the Company shall fail to observe or perform any covenant contained in Section 6.3(b), Section 6.6, Section 6.7, the first sentence of Section 6.8, Section 6.9 or Section 6.10 or the Company shall fail to make any payment required under Article 7; or
(d) any Borrower shall fail to observe or perform any covenant or agreement contained in this Credit Agreement (other than those referred to in clauses (a) through (c) above) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender; or
(e) any representation, warranty, certification or statement made or deemed made herein (or in any modification or supplement hereto) by any Borrower, or any certificate, financial statement or other document delivered pursuant to the provisions, shall prove to have been incorrect in any material respect when made (or deemed made); or
(f) the Company or any of its Material Subsidiaries shall fail to make any payment when due or within any applicable grace period in respect of any Material Debt (and such failure shall constitute an event of default (or similar event) under the relevant agreement) or any event or condition shall occur which results in the acceleration of the maturity of any such Material Debt by holders thereof exercising their rights so to accelerate; or
(g) any Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or Title II of the Dodd-Frank Act, whether now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or
(h) an involuntary case or other proceeding shall be commenced against any Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against any Borrower or any Material Subsidiary (in an involuntary case or other proceeding against such company) under the Federal bankruptcy laws as now or hereafter in effect; or
(i) any member of the ERISA Group shall fail to pay when due any amount, or members of the ERISA Group shall, in the aggregate, fail to pay when due any amount, which it shall have become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or (iv) a condition shall

Allstate Credit Agreement

exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or (v) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans, which, in the case of clauses (i), (ii), (iii), (iv) or (v), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(j) a judgment or order for the payment of money in excess of $200,000,000 (or its equivalent in any other currency) shall be rendered against the Company or any of its Material Subsidiaries and such judgment or order shall continue unsatisfied and unstayed (pursuant to laws, rules, court orders or settlement agreements) for a period of 45 days;
(k) a Change in Control shall occur; or
(l) any provision of Article 7 for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company shall challenge the enforceability of any provision of Article 7 or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of Article 7 has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms) other than a release or waiver pursuant to Section 10.2;
then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to each Borrower, take either or both of the following actions (whether before or after the Effective Date), at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and applicable law; and in case of any event described in clause (g) or (h) of this Article, the Commitments shall automatically terminate (whether before or after the Effective Date) and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

9.

THE ADMINISTRATIVE AGENT

Section 9.1    General Matters.
(a) Each Credit Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely

Allstate Credit Agreement

for the benefit of the Administrative Agent and the Lenders, and neither the Company nor any other Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by a Borrower or a Credit Party. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent

Allstate Credit Agreement

by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any Affiliate or, upon prior notice to the Company (provided that such notice shall not be required during the continuance of an Event of Default), any one or more sub agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by any Borrower of any rights hereunder. The Administrative Agent and any such sub agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
(f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Credit Parties and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent which shall be a bank with an office in New York City, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company or any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company or such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
(g) Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Credit Party acknowledges that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Credit Party and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own

Allstate Credit Agreement

decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
(h) Anything herein to the contrary notwithstanding, none of the Arrangers or Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
(i) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Credit Agreement.
Section 9.2    Posting of Communications.
(a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO

Allstate Credit Agreement

EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, ANY DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e) Each of the Lenders and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 9.3    Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement,

Allstate Credit Agreement

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers, the Syndication Agent, the Documentation Agents or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, or the Arrangers, the Syndication Agent, the Documentation Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Loan Document or any documents related hereto or thereto).
(c) The Administrative Agent and each Arranger, Syndication Agent and Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Credit Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
10.

MISCELLANEOUS

Section 10.1    Notices.

Allstate Credit Agreement

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:
(i)    if to the Company or a Subsidiary Borrower, to the Company or to such Subsidiary Borrower c/o the Company, as applicable, at 3075 Sanders Road, Suite H2E, Northbrook, Illinois 60062, Attention of: William Hartig (Telephone No. (847) 402-9023; email bhartig@allstate.com);
(ii)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713, Attention of Loan & Agency Services Group (Telephone No. (302) 634-1920; email michelle.keesee@chase.com and 12022443628@tls.ldsprod.com); with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 23rd Floor, New York 10179, Attention of Karole Dill Barkley (Telephone No. (212) 270-6810; email karole.dillbarkley@jpmorgan.com); and
(iii)    if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Allstate Credit Agreement

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
Section 10.2    Waivers; Amendments.
(a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.
(b) Except as provided in Section 3.4(b), Section 3.4(c) and Section 3.4(d), neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest (other than under Section 3.1(b)), or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party directly affected thereby, (it being understood that any amendment or modification to the financial definitions in this Credit Agreement or to the calculation or any financial covenant shall not constitute a reduction in the rate of interest or fees for the purposes of this clause (ii), notwithstanding the fact that such amendment or modification actually results in such a reduction), (iii) postpone the date of payment at stated maturity of any Loan, any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Commitments, without the written consent of each Credit Party directly affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by Section 2.9(b) or (c) or the pro rata reduction of Commitments required by Section 2.5(e), without the written consent of each Credit Party affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release the Company from its Guarantee, or limit its liability in respect of such Guarantee, without the written consent of each Lender, and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.
(c) Notwithstanding the foregoing, this Credit Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities or tranches of incremental facilities to this Credit Agreement and to permit extensions of credit from time to

Allstate Credit Agreement

time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Credit Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may, at its sole expense (including the fees referred to in Section 10.4(b)) and effort upon notice to such Lender and the Administrative Agent, elect to replace a Non-Consenting Lender as a Lender party to this Credit Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Credit Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 10.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 3.5 and 3.7, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.6 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (iii) such Non-Consenting Lender shall have received the outstanding principal amount of its Loans. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Credit Agreement to cure any ambiguity, omission, mistake, defect or inconsistency; provided that any such amendment, modification or supplement shall not be materially adverse to the Lenders. Upon the execution of such amendment, modification or supplement by the Borrowers and the Administrative Agent, the Administrative Agent shall promptly provide the Lenders with a copy thereof.
Section 10.3    Expenses; Indemnity; Damage Waiver.
(a) The Company shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, in connection with the syndication of

Allstate Credit Agreement

the credit facilities provided for herein, the preparation and administration of each Loan Document or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated) and (ii) all reasonable out-of-pocket costs and expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and any additional counsel for any Credit Party and any expert witness fees, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans, provided that the Lenders who are not the Administrative Agent shall be entitled to reimbursement under this clause (ii) for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).
(b) The Company shall indemnify each Credit Party and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Company or its respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 10.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d) To the extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any of the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems, including an Approved Electronic Platform or otherwise via the internet, except to the extent of direct or actual damages that have resulted from the willful misconduct, bad faith or gross negligence of such Lender-Related Person (as determined by a court of competent

Allstate Credit Agreement

jurisdiction in a final and nonappealable judgment), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.
(e) All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.
Section 10.4    Successors and Assigns.
(a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Institution in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

Allstate Credit Agreement

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A) the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for an assignment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Entities. No such assignment shall be made to (i) any Borrower or any of the Borrowers’ Affiliates or Subsidiaries or (ii) a Defaulting Lender or its Lender Parent.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to (i) a natural person or (ii) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.5 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by

Allstate Credit Agreement

such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of the Loans (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(iv) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.4(b), 2.9(d) or 10.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph. The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than any person or entity referenced in Section 10.4(b)(v) or (vi)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 10.2(b) that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.9(c) as though it were a Lender. Each Lender that sells a

Allstate Credit Agreement

participating interest shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it)) to any Person except to the extent that such disclosure is necessary to establish that such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it) is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the Proposed United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.5 or 3.7 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.7(c) as though it were a Lender.
(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (and the related Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 10.5    Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.5, 3.6, 3.7 and 10.3, 10.9, 10.10 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.

Allstate Credit Agreement

Section 10.6    Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to any Credit Party or the syndication of the credit facilities established hereunder constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Credit Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Credit Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Credit Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Credit Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Credit Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agree that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Credit Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Credit Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Credit Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/

Allstate Credit Agreement

or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, except to the extent of direct or actual damages that have resulted from the willful misconduct, bad faith or gross negligence of such Lender-Related Person (as determined by a court of competent jurisdiction in a final and nonappealable judgment).
Section 10.7    Severability. In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.8    Right of Setoff. If an Event of Default shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Credit Agreement held by it, irrespective of whether or not it shall have made any demand under this Credit Agreement and although such obligations may be unmatured. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.9    Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Credit Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.
(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Credit Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby

Allstate Credit Agreement

irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against any Borrower, or any of its property, in the courts of any jurisdiction.
(d) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e) Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.
Section 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.
Section 10.12    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods

Allstate Credit Agreement

shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
Section 10.13    Confidentiality. Except as provided in this Section 10.13, each Credit Party expressly agrees to maintain as confidential and not to disclose, publish or disseminate to any third parties any Confidential Information (as defined below) provided to it, provided, however, that nothing herein shall limit the disclosure of any Confidential Information (i) to its Related Parties (other than insurance Affiliates), counsel or other representatives reasonably required, in the opinion of the Credit Party, to have such information, provided such Persons have agreed or are under a duty to keep all such information confidential in accordance with this Section 10.13, (ii) upon the request or demand of any Governmental Authority, regulatory agency, authority or self-regulatory body (such as the National Association of Insurance Commissioners) having jurisdiction over or claiming authority to regulate or oversee any aspect of the business of such Credit Party or its Affiliates, (iii) to the extent required by applicable laws or regulations or pursuant to any subpoena, court or governmental order or similar legal process, provided that to the extent permitted by law and if practicable to do so under the circumstances, other than with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, the Company is given prior notice of, and an opportunity to contest, the production of such Confidential Information (which notice and opportunity shall be reasonable under the circumstances), (iv) to any assignee of or Participant in, or any prospective assignee or participant in connection with any contemplated transfer pursuant to Section 10.4, provided that such transferee or prospective transferee shall have expressly agreed to be bound by the provisions of this Section 10.13, (iv) to any other party to this Credit Agreement, (v) to any direct or indirect contractual counterparty in a swap agreement, or such contractual counterparty’s professional advisor, provided that such contractual counterparty (or its Affiliates) is not a competitor of the Company or any of its Subsidiaries and such contractual counterparty, or such contractual counterparty’s professional advisor, shall have expressly agreed to be bound by the provisions of this Section 10.13, (vi) any nationally recognized rating agency, (vii) to the extent necessary in connection with the exercise of any remedy hereunder, (viii) in connection with any litigation or dispute to which one or more of the Borrowers and one or more of the Credit Parties is a party, (ix) with the consent of the Company, (x) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company, and (xi) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Loans. Each Credit Party agrees that it will only use the Confidential Information in connection with the evaluation and administration of this credit facility and its Loans, and it will not use the Confidential Information for purposes of trading in the securities of the Company. For purposes of this Section 10.13, “Confidential Information” means any written or oral information provided under this Credit Agreement by or on behalf of any Borrower that, in the case of written information, is clearly marked “confidential” and in the case of oral information, that has been identified by its source as confidential, other than any Confidential Information which: (a) is or becomes generally available to the public other than as a result of a breach of this Section 10.13; (b) becomes available to a Credit Party on a non-confidential basis from a source other than the a Borrower, or one of its agents, which source is not known by such Credit Party to be bound by a confidentiality agreement with the Company or such Borrower; (c) was known to a Credit Party on a non-confidential basis prior to its disclosure to such Credit Party by the a Borrower, one of its agents or another Credit Party, (d) the Company has advised the Credit Party is no longer confidential, (e) to the extent the Company shall have consented to such disclosure in writing or (f) pertains to this Credit Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.

Allstate Credit Agreement

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS CREDIT AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR ANY OTHER BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS CREDIT AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 10.14    USA Patriot Act Notice. Each Lender that is subject to the USA PATRIOT Act (as hereinafter defined) and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”) and the Beneficial Ownership Regulations, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation.
Section 10.15    No Advisory or Fiduciary Responsibility.
(a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, such Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Credit Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto.

Allstate Credit Agreement

(b) Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Borrower, its Subsidiaries and other companies with which such Borrower or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c) In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrower or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Borrower or any of its Subsidiaries, confidential information obtained from other companies.
Section 10.16    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Allstate Credit Agreement

Section 10.17    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder of Page Intentionally Left Blank]

Allstate Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement be duly executed and delivered by their respective authorized officers as of the day and year first above written.
THE ALLSTATE CORPORATION
By:     /s/ Mario Rizzo
Name: Mario Rizzo
Title: Executive Vice President and Chief Financial Officer

By:     /s/ Michael A. Pedraja
Name: Michael A. Pedraja
Title: Senior Vice President and Treasurer

ALLSTATE INSURANCE COMPANY

By:     /s/ Mario Rizzo
Name: Mario Rizzo
Title: Executive Vice President and Chief Financial Officer

By:     /s/ Michael A. Pedraja
Name: Michael A. Pedraja
Title: Senior Vice President and Treasurer

ALLSTATE LIFE INSURANCE COMPANY
By:     /s/ Mario Imbarrato
Name: Mario Imbarrato
Title: Senior Vice President and Chief Financial Officer

By:     /s/ Michael A. Pedraja
Name: Michael A. Pedraja
Title: Senior Vice President and Treasurer

Signature Page to Credit Agreement
The Allstate Corporation, et al

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:     /s/ Karole Dill Barkley
Name: Karole Dill Barkley
Title: Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:     /s/ Michelle S. Dagenhart
Name: Michelle S. Dagenhart
Title: Managing Director

Signature Page to Credit Agreement
The Allstate Corporation, et al

BANK OF AMERICA, N.A., as a Lender
By:     /s/ Brad Hindman
Name: Brad Hindman
Title: Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

BARCLAYS BANK PLC, as a Lender
By:     /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

Signature Page to Credit Agreement
The Allstate Corporation, et al

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender
By:     /s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:     /s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

Signature Page to Credit Agreement
The Allstate Corporation, et al

GOLDMAN SACHS BANK USA, as a Lender
By:     /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Signature Page to Credit Agreement
The Allstate Corporation, et al

MORGAN STANLEY BANK, N.A., as a Lender
By:     /s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page to Credit Agreement
The Allstate Corporation, et al

MUFG BANK, LTD., as a Lender
By:     /s/ Rajiv Ranjan
Name: Rajiv Ranjan
Title: Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:     /s/ Callen M. Strunk
Name: Callen M. Strunk
Title: Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

THE BANK OF NEW YORK MELLON, as a Lender
By:     /s/ Kenneth P. Sneider, Jr.
Name: Kenneth P. Sneider, Jr.
Title: Director

Signature Page to Credit Agreement
The Allstate Corporation, et al

THE NORTHERN TRUST COMPANY, as a Lender
By:     /s/ Christopher L. McKean
Name: Christopher L. McKean
Title: Senior Vice President

Signature Page to Credit Agreement
The Allstate Corporation, et al

SCHEDULE 2.1

LIST OF COMMITMENTS

LENDER	COMMITMENT

JPMORGAN CHASE BANK, N.A.	$95,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$95,000,000

BANK OF AMERICA, N.A.	$75,000,000

BARCLAYS BANK PLC	$75,000,000

CREDIT SUISSE AG, NEW YORK BRANCH	$75,000,000

GOLDMAN SACHS BANK USA	$75,000,000

MORGAN STANLEY BANK, N.A.	$37,500,000

MUFG BANK, LTD.	$37,500,000

U.S. BANK NATIONAL ASSOCIATION	$75,000,000

THE BANK OF NEW YORK MELLON	$55,000,000

THE NORTHERN TRUST COMPANY	$55,000,000

AGGREGATE COMMITMENT	$750,000,000

SCHEDULE 4.1

LIST OF LISTED INSURANCE SUBSIDIARIES

Name	Domicile
ALIC Reinsurance Company	South Carolina
Allstate Assurance Company	Illinois
Allstate County Mutual Insurance Company	Texas
Allstate Fire and Casualty Insurance Company	Illinois
Allstate Indemnity Company	Illinois
Allstate Insurance Company	Illinois
Allstate Insurance Company of Canada	Canada
Allstate Life Insurance Company	Illinois
Allstate Life Insurance Company of Canada	Canada
Allstate Life Insurance Company of New York	New York
Allstate New Jersey Insurance Company	Illinois
Allstate New Jersey Property and Casualty Insurance Company	New Jersey
Allstate North American Insurance Company	Illinois
Allstate Northbrook Indemnity Company	Illinois
Allstate Property and Casualty Insurance Company	Illinois
Allstate Texas Lloyd’s	Texas
Allstate Vehicle and Property Insurance Company	Illinois
American Heritage Life Insurance Company	Florida
Castle Key Indemnity Company	Illinois

Castle Key Insurance Company	Illinois
Encompass Floridian Indemnity Company	Illinois
Encompass Floridian Insurance Company	Illinois
Encompass Home and Auto Insurance Company	Illinois
Encompass Indemnity Company	Illinois
Encompass Independent Insurance Company	Illinois
Encompass Insurance Company	Illinois
Encompass Insurance Company of America	Illinois
Encompass Insurance Company of Massachusetts	Massachusetts
Encompass Insurance Company of New Jersey	Illinois
Encompass Property and Casualty Company	Illinois
Encompass Property and Casualty Insurance Company of New Jersey	Illinois
Esurance Insurance Company	Illinois
Esurance Insurance Company of Canada	Canada
Esurance Insurance Company of New Jersey	Illinois
Esurance Property and Casualty Insurance Company	Illinois
First Colonial Insurance Company	Florida
Intramerica Life Insurance Company	New York
North Light Specialty Insurance Company	Illinois
Pafco Insurance Company	Canada
Pembridge Insurance Company	Canada

ALLSTATE EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.
Allstate Assignment and Assumption

2.    Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]
3.    Borrowers: The Allstate Corporation, Allstate Insurance Company and Allstate Life Insurance Company.
4.    Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement.
5.    Credit Agreement: The Credit Agreement dated as of November 16, 2020, among The Allstate Corporation, Allstate Insurance Company and Allstate Life Insurance Company, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as from time to time amended, supplemented or otherwise modified.
6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/Loans[8]
		$___________	$___________	__%
		$___________	$___________	__%
		$___________	$___________	__%

[7.    Trade Date: _____ __, 20__]9
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Allstate Assignment and Assumption

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]10

[NAME OF ASSIGNOR]
By:
Title:

[NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE[S]11
[NAME OF ASSIGNEE]
By:
Title:

[NAME OF ASSIGNEE]
By:
Title:

10 Add additional signature blocks as needed.
11 Add additional signature blocks as needed.

Allstate Assignment and Assumption

[Consented to and]12 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Title:

[Consented to:]13
[NAME OF RELEVANT PARTY]
By:
Title:

12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
13 To be added only if the consent of the Company and/or other parties is required by the terms of the Credit Agreement.

Allstate Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4(b)(iii) of the Credit Agreement) and under applicable law, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, [the][any] Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other
Allstate Assignment and Assumption

amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.] [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.]14
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

14 Administrative Agent to select first or second alternative.

Allstate Assignment and Assumption

ALLSTATE EXHIBIT B-1
FORM OF OPINION OF INTERNAL COUNSEL TO THE BORROWERS
[ATTACHED]

Allstate Opinion of Internal Counsel

Susan L. Lees
Executive Vice President,
Chief Legal Officer, and
Secretary

November 16, 2020
JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below
383 Madison Avenue
New York, New York 10179

and

Each Lender (as defined below) party to the Credit Agreement on the date hereof

Re:    The Allstate Corporation, Allstate Insurance Company and Allstate Life Insurance Company Credit Agreement

To the addressees named above:
I am the Chief Legal Officer and Secretary of The Allstate Corporation, Delaware corporation (the “Company”), and I and attorneys acting under my supervision have acted as counsel to (i) the Company, (ii) Allstate Insurance Company, an Illinois insurance company (“Allstate”) and (iii) Allstate Life Insurance Company, an Illinois insurance company (“Allstate Life” and, together with Allstate, the “Subsidiary Borrowers” and each a “Subsidiary Borrower”; each Subsidiary Borrower and the Company being referred to herein collectively as the “Loan Parties” and each a “Loan Party”), in connection with the transactions contemplated by the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Loan Parties, the Persons party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for itself and the Lenders (in such capacity, the “Administrative Agent”). Each capitalized term used herein without definition has the meaning ascribed to such term in the Credit Agreement.

This letter is furnished to the addressees named above in accordance with Section 5.1(b) of the Credit Agreement.

Allstate Opinion of Internal Counsel

In connection with this opinion, I, or attorneys working under my direction, have examined (and only examined) originals or copies of:
1.the Credit Agreement;
2.the Note(s), dated the date hereof, executed by the Loan Parties (the “Notes”, and together with the Credit Agreement, the “Opinion Documents”);
3.the resolutions of the respective board of directors or other applicable governing body of each Loan Party with respect to each Opinion Document, each certified by an authorized officer of the applicable Loan Party as being in full force and effect as of the date hereof;
4.(a) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence and good standing of the Company (the “Delaware Good Standing Certificate”) and (b) a certificate of the Illinois Department of Insurance as to the existence of each Subsidiary Borrower (the “Illinois Good Standing Certificates” and, together with the Delaware Good Standing Certificate, the “Good Standing Certificates”);
5.(a) the certificate of incorporation of the Company, certified by the Secretary of State of the State of Delaware (the “Delaware Charter Document”) and (b) the certificate of incorporation of each Subsidiary Borrower, approved by the Illinois Department of Insurance (the “Illinois Charter Documents” and, together with the Delaware Charter Document, the “Charter Documents”); and
6.the bylaws of each Loan Party, each certified by an authorized officer of the applicable Loan Party as being complete and in full force and effect as of the date hereof (together with the Charter Documents, the “Governing Documents”).
In my examination, I, or attorneys working under my direction, have assumed:
(i)the genuineness of all signatures of all parties,
(ii)the authenticity of all corporate records, agreements (including, without limitation, the Credit Agreement), documents, instruments and certificates submitted to me as originals, the conformity to original documents and agreements of all documents and agreements submitted to me as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies,
(iii)the accuracy and completeness with respect to the factual matters set forth therein of all statements and documents reviewed by me (including, without limitation, the Credit Agreement and the Governing Documents), and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Credit Agreement, the Governing Documents and any other document or certificate related thereto, with respect to the factual matters set forth therein, and that there are no other agreements, side letters or understandings with respect to the subject matter of the Credit Agreement or the Governing Documents that would affect the opinions stated herein,
(iv)the legal existence of each party to any Opinion Document (other than, to the extent set forth in opinion paragraph 1 below, the Loan Parties),

Allstate Opinion of Internal Counsel

(v)the legal power and authority of each party to any Opinion Document (other than, to the extent set forth in opinion paragraph 2 below, the Loan Parties) to execute and deliver such Opinion Document and to perform its obligations under such Opinion Document,
(vi)the due authorization of each party to each Opinion Document (other than, to the extent set forth in opinion paragraph 2 below, the Loan Parties) of the execution and delivery of such Opinion Document by such party and the performance by such party of its obligations under such Opinion Document,
(vii)the due execution and delivery of each Opinion Document by each party thereto (other than, to the extent set forth in opinion paragraph 2 below, the Loan Parties),
(viii)that each Opinion Document constitutes a legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms,
(ix)that (a) the execution and delivery of each Opinion Document by each party thereto and (b) the performance by such party of its obligations under such Opinion Document (other than, with respect to each of the foregoing clauses (a) and (b), to the extent set forth in opinion paragraph 3 below, the Loan Parties), do not violate or conflict with such party’s organizational and formation documents, bylaws, operating agreement, limited liability company agreement or similar governing documents,
(x)that the execution and delivery of each Opinion Document by each party thereto, and the performance by such party of its obligations under such Opinion Document (other than, to the extent set forth in opinion paragraph 3 below, the Loan Parties) do not violate, conflict with or constitute a default under (A) any agreement, indenture, lease, instrument or other undertaking to which such party is a party or which is binding upon such party’s property or assets or (B) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority in each case applicable to or binding upon such party or its property or assets, and
(xi)the absence of any requirement of consent, approval or authorization by any Person or any Governmental Authority with respect to any party to an Opinion Document (other than, to the extent set forth in opinion paragraph 4 below, the Loan Parties) or, if required, such consent, approval or authorization has been obtained. As to questions of fact material to such opinions, I have relied solely and without investigation upon representations of the Loan Parties and their respective officers made in or pursuant to the Credit Agreement and in certificates delivered to me, as well as upon certificates of public officials. I have not independently established these facts.
As used herein, (a) the term “Applicable Laws” means (in each case as in effect on the date hereof) (i) the federal laws of the United States of America (“Federal Laws”) and the internal laws of the State of Illinois that counsel exercising customary due diligence would reasonably recognize as being applicable to the transactions of the type contemplated by the Credit Agreement, (ii) based solely upon my review, or the review of attorneys working under my direction, of recent compilations of statutes of the State of Delaware, excluding any rules or regulations under, or judicial interpretations of, such statutes, (A) with respect to the Company, the General Corporation Law of the State of Delaware; and (b) the term “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to the Applicable Laws.

Allstate Opinion of Internal Counsel

The opinions expressed herein are based on and limited to the Applicable Laws and I express no opinion as to any other laws. I expressly note that I am not admitted or licensed to practice in the State of Delaware.
Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth below, I am of the opinion that:
1.Based solely on my review, or the review of attorneys working under my direction, of the Good Standing Certificates and the Governing Documents, (a) the Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and (b) each Subsidiary Borrower is a corporation, validly existing under the laws of the State of Illinois.
2.Each Loan Party has the requisite corporate power and authority to execute and deliver each Opinion Document to which it is a party and to perform its obligations under such Opinion Document. The execution and delivery by each Loan Party of each Opinion Document to which it is a party and the performance by each Loan Party of its obligations under such Opinion Document have been duly authorized by all necessary corporate action, as applicable, of such Loan Party. Each Opinion Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party.
3.The execution and delivery by each Loan Party of each Opinion Document to which it is a party, and the performance by such Loan Party of its obligations thereunder, do not (a)(i) constitute a material default under any indenture, loan agreement or other agreement or instrument for borrowed money to which a Loan Party is party or by which such Loan Party is bound or to which any of the property or assets of such Loan Party, material to such Loan Party is subject (the “Specified Agreements”), (ii) result in or require under any Specified Agreement the creation or imposition of any lien, charge or encumbrance upon the properties of such Loan Party, material to such Loan Party or (b) violate in any material respect any provision of the Applicable Laws binding on such Loan Party or, to my knowledge, any order or decree thereunder of any court or governmental agency or instrumentality to which such Loan Party or any of its properties, material to such Loan Party, is subject or violate in any material respect the Governing Documents of such Loan Party,
4.The execution and delivery by each Loan Party of each Opinion Document to which it is a party and the performance by such Loan Party of its obligations thereunder do not and will not require any Governmental Approval, except (i) routine company filings required to be made after the date hereof to maintain good standing, valid existence or to maintain or renew licenses and permits required for the Loan Parties to operate their respective businesses in the ordinary course of business, (ii) Governmental Approvals required for the exercise by the Administrative Agent and the Lenders of their rights and remedies under the Credit Agreement, (iii) Governmental Approvals that may be required by any banking, insurance or regulatory authority to which the Administrative Agent or the Lenders may be subject and (iv) those Governmental Approvals already obtained.
5.To the best of my knowledge, except as disclosed pursuant to Section 4.5 of the Credit Agreement, there are no legal, arbitral or governmental proceedings (including, without limitation, any proceeding instituted by any state insurance commission or similar

Allstate Opinion of Internal Counsel

regulatory body), pending to which the Company or any of its Material Subsidiaries is a party or to which any property of the Company or any of its Material Subsidiaries is the subject which, if determined adversely to the Company or any of its Material Subsidiaries (and there exists a reasonable possibility of such adverse determination), individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect and, to the best of my knowledge, no such proceedings are threatened.
6.Each Material Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate or analogous powers to conduct its business as presently conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
7.None of the Loan Parties is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.As of the date hereof, the Company owns, directly or indirectly, 100% of the outstanding stock of Allstate Insurance and Allstate Life.
The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

A.I express no opinion as to (i) the effect of any federal or state fraudulent conveyance or transfer law, including Section 548 of Title 11 of the United States Code, as amended, on the opinions set forth above, or (ii) without limiting the other laws excluded from the coverage of this opinion, securities laws (except as set forth in opinion paragraph 7 above), commodities laws, blue sky laws, zoning laws, tax laws, antitrust or trade regulation laws, energy or utilities laws, national security, anti-terrorism, sanctions and anti-money laundering laws, municipal laws, antifraud and anticorruption laws and the Small Business Investment Act.
B.When used in this opinion, the phrase “to my knowledge” means my actual knowledge in connection with the matters referred to herein. I have not examined any court docket.
C.I express no opinion as to the effect of the law of any jurisdiction other than Federal Laws and the internal laws of the State of Illinois in which any Lender or Administrative Agent (or assignee of or participant in any of the rights and/or obligations of any Lender or Administrative Agent under the Credit Agreement) may be located in which enforcement of the Credit Agreement may be sought which limits the rates of interest legally chargeable or collectible.
This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.
This opinion letter speaks only as of the date this opinion letter is delivered and is limited to present statutes, regulations and administrative and judicial interpretations. I do not undertake with any Loan Party or any recipient of this opinion letter any responsibility to update or supplement this opinion letter after the date hereof, including, without limitation, with respect to any action which may be required in the future to create a valid lien on after acquired property of any Loan Party or to perfect or continue the perfection of any security interest in assets of any Loan Party, including, without limitation, after a change in the name, identity, corporate structure or location of any Loan Party, and including whether or not such changes in facts or laws come to my attention after the date hereof.

Allstate Opinion of Internal Counsel

No person or entity may rely or claim reliance upon this opinion letter other than you and your permitted successors and assigns from time to time party under the Credit Agreement and this opinion letter may not be quoted, distributed or disclosed without my prior written consent, except that copies of this opinion may be disclosed and provided to (i) your legal counsel, accountants, auditors, (ii) your bank examiners and any state or federal governmental or other regulatory authority, (iii) pursuant to any legal process of any court or governmental or other regulatory authority, (iv) your successors, assigns and participants, (v) rating agencies in connection with the transactions contemplated in the Credit Agreement, or (vi) actual or prospective successors, participants and assignees of the Administrative Agent and the Lenders, in each case in accordance with the Credit Agreement; provided that in any event any reliance by a permitted successor or assign must be as of the stated date of this opinion and must also be actual and reasonable under the circumstances existing at the time of the succession or assignment, including with respect to any changes in laws or facts or other developments known or reasonably knowable by such successor or assignee at such time and in no event shall any permitted successor or assign have any greater rights with respect hereto than the original addresses hereof on the date hereof.

Very truly yours,

Susan L. Lees

Allstate Opinion of Internal Counsel

ALLSTATE EXHIBIT B-2
FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO THE BORROWERS
[ATTACHED]

Allstate Opinion of New York Counsel

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

November 16, 2020
JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below
383 Madison Avenue
New York, New York 10179

and

Each Lender (as defined below) party to the Credit Agreement on the date hereof

Re:    The Allstate Corporation, Allstate Insurance Company and Allstate Life Insurance Company Credit Agreement

To the addressees named above:
We have acted as special New York counsel to (i) The Allstate Corporation, a Delaware corporation (the “Company”), (ii) Allstate Insurance Company, an Illinois insurance company (“Allstate Insurance”), and (iii) Allstate Life Insurance Company, an Illinois insurance company (“Allstate Life” and, together with Allstate Insurance and the Company, the “Loan Parties”), in connection with the transactions contemplated by the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Loan Parties, the Persons party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for itself and the Lenders (in such capacity, the “Administrative Agent”). Each capitalized term used herein without definition has the meaning ascribed to such term in the Credit Agreement.

This letter is furnished to the addressees named above in accordance with Section 5.1(b) of the Credit Agreement.
In connection with this opinion, we have examined (and only examined) an original or copy of (i) the Credit Agreement and (ii) the Note(s), dated the date hereof, executed by the Loan Parties (collectively, the “Opinion Documents”).
In our examination, we have assumed:
Allstate Opinion of New York Counsel

(i)    the genuineness of all signatures of all parties;
(ii)    the authenticity of all corporate records, agreements (including, without limitation, the Opinion Documents), documents, instruments and certificates submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies;

(iii)    the accuracy and completeness with respect to the factual matters set forth therein of all statements and documents reviewed by us (including, without limitation, the Opinion Documents), and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Opinion Documents and any other document or certificate related thereto, with respect to the factual matters set forth therein, and that there are no other agreements, side letters or understandings with respect to the subject matter of the Opinion Documents that would affect the opinions stated herein;

(iv)    the legal existence of each party to any Opinion Document;
(v)    the legal power and authority of each party to any Opinion Document to execute and deliver such Opinion Document and to perform its obligations under such Opinion Document;
(vi)    the due authorization of each party to each Opinion Document of the execution and delivery of such Opinion Document by such party and the performance by such party of its obligations under such Opinion Document;
(vii)    the due execution and delivery of each Opinion Document by each party thereto;
(viii)    that each Opinion Document constitutes a legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms (other than, to the extent set forth in opinion paragraph 1 below, the Loan Parties);
(ix)    that the execution and delivery of each Opinion Document by each party thereto, and the performance by such party of its obligations under such Opinion Document, do not violate or conflict with such party’s organizational and formation documents, bylaws, operating agreement, limited liability company agreement or similar governing documents;
(x)    that the execution and delivery of each Opinion Document by each party thereto, and the performance by such party of its obligations under such Opinion Document do not violate, conflict with or constitute a default under (A) any agreement, indenture, lease, instrument or other undertaking to which such party is a party or which is binding upon such party’s property or assets or (B) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such party or its property or assets;
(xi)    the absence of any requirement of consent, approval or authorization by any Person or any Governmental Authority with respect to any party to an Opinion Document (other than, to the extent set forth in opinion paragraph 3 below, the Loan Parties) or, if required, such consent, approval or authorization has been obtained; and
Allstate Opinion of New York Counsel

(xii)    that none of the Lenders is a broker or dealer (as defined in Sections 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) a member of a national securities exchange, or a person associated with a broker or dealer (as defined in Section 3(a)(18) of the Exchange Act), except for business entities controlling or under common control with such Lender.
As to questions of fact material to such opinions, we have relied solely and without investigation upon representations of the Loan Parties and their respective officers made in or pursuant to the Opinion Documents and in certificates delivered to us, as well as upon certificates of public officials. We have not independently established these facts.

As used herein, (a) the term “Applicable Laws” means (in each case as in effect on the date hereof) the federal laws of the United States of America (“Federal Laws”) and the laws of the State of New York that counsel exercising customary due diligence would reasonably recognize as being applicable to the transactions of the type contemplated by the Opinion Documents; and (b) the term “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to the Applicable Laws.
The opinions expressed herein are based on and limited to the Applicable Laws and we express no opinion as to any other laws.
Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:
1.Each Opinion Document constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.
2.The execution and delivery by each Loan Party of each Opinion Document to which it is a party and the performance by such Loan Party of its obligations thereunder do not and will not require any Governmental Approval, except (i) routine company filings required to be made after the date hereof to maintain good standing, valid existence or to maintain or renew licenses and permits required for the Loan Parties to operate their respective businesses in the ordinary course of business, (ii) Governmental Approvals required for the exercise by the Administrative Agent and the Lenders of their rights and remedies under the Opinion Documents, (iii) Governmental Approvals that may be required by any banking, insurance or regulatory authority to which the Administrative Agent or the Lenders may be subject and (iv) those Governmental Approvals already obtained.
3.Assuming that (i) the proceeds of the Loans are applied only as permitted under Section 6.8 of the Credit Agreement and (ii) that the 25% limitation referenced in Section 4.11 of the Credit Agreement is not exceeded, the making of Loans to be made on the date hereof under the Credit Agreement and the application of the proceeds thereof on the date hereof as provided in the Credit Agreement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve Board.
The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

A.    The opinions expressed above are qualified (i) by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws
Allstate Opinion of New York Counsel

relating to or affecting the enforcement of creditors’ rights generally, (ii) insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) insofar as enforcement proceedings therefore may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness and an implied covenant of good faith and fair dealing. Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt, to realize upon any security for the payment of such debt upon the occurrence of a default deemed immaterial, or to exercise any right of set-off with respect to debt which is neither matured nor accelerated, or might decline to order the Loan Parties to specifically perform covenants. Insofar as provisions provide for indemnification, the enforcement thereof may be limited by public policy considerations. Such opinions are further subject to the qualification that certain remedial provisions of the Opinion Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of any Opinion Document in which any such provision is included, and such Opinion Documents contain adequate provisions for enforcing payment of the obligations thereunder and for the practical realization of the rights and benefits afforded thereby.
B.    We express no opinion as to (i) the creation, continuation, renewal or perfection of any security interest or other lien, (ii) the effect of any federal or state fraudulent conveyance or transfer law, including Section 548 of Title 11 of the United States Code, as amended, on the opinions set forth above, (iii) any provision of the Opinion Documents insofar as it relates to (1) the subject matter jurisdiction of the federal courts to adjudicate any controversy relating to the Opinion Documents, (2) the waiver of defenses and the waiver of inconvenient forum and the advance waiver of claims, defense and rights granted under applicable law, (3) the waiver of the right to a jury trial or of notice, opportunity for a hearing, evidentiary requests, statutes of limitation or other procedural rights, (4) the waiver of objection of venue set forth in the Opinion Documents with respect to proceedings in the courts specified therein, (5) the establishment of a contractual rate of interest after judgment, (6) adjustments of payments among Lenders or rights of set-off, recoupments or counterclaims, (7) obligations to make any agreement in the future, (8) severability, (9) liquidated damages (to the extent deemed to constitute a penalty or an unreasonable amount), (10) default interest, late charges or other economic remedies (in each case, to the extent deemed to constitute a penalty or an unreasonable amount), (11) exclusivity, election or accumulation of rights or remedies, (12) limitations on the effectiveness of oral amendments, modifications, consents and waivers, (13) the waiver of presentment, demand, protest or any other notice of any kind, (14) exculpation or exoneration clauses, indemnity clauses and clauses relating to releases or waivers of unmatured claims or rights or (15) Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, or laws, rules or regulations related thereto, (iv) any provision of the Opinion Documents purporting to (x) require any Loan Party to cause any Person (other than a Subsidiary of such Loan Party) to take or omit to take any action, (y) grant or require the granting of powers of attorney or proxies to the Administrative Agent, any other agent or any Lender or (z) evidence liabilities or other obligations inherently vague, indeterminate or indefinite, or (v) in any event and without limiting the other laws excluded from the coverage of this opinion, securities laws, commodities laws, blue sky laws, zoning laws, tax laws, antitrust or trade regulation laws, energy or utilities laws, national security, anti-terrorism, sanctions and anti-money laundering laws, municipal laws, antifraud and anticorruption laws and the Small Business Investment Act.
Allstate Opinion of New York Counsel

C.    When used in this opinion, the phrase “to our knowledge” means the actual knowledge of attorneys within our firm who are actively involved in representing the Loan Parties in connection with the matters referred to herein. We have not examined any court docket.
D.    We express no opinion as to the effect of the law of any jurisdiction other than Federal Laws and the laws of the State of New York in which any Lender or Administrative Agent (or assignee of or participant in any of the rights and/or obligations of any Lender or Administrative Agent under the Opinion Documents) may be located in which enforcement of the Opinion Documents may be sought which limits the rates of interest legally chargeable or collectible.
E.    No opinion is given as to any obligation of any Loan Party in respect of any swap (within the meaning of the Commodity Exchange Act) constituting an obligation if such Loan Party is not an “eligible contract participant” under the Commodity Exchange Act at the time such swap is entered into by such Loan Party.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion letter speaks only as of the date this opinion letter is delivered and is limited to present statutes, regulations and administrative and judicial interpretations. We do not undertake with any Loan Party or any recipient of this opinion letter any responsibility to update or supplement this opinion letter after the date hereof, including, without limitation, with respect to any action which may be required in the future to create a valid lien on after acquired property of any Loan Party or to perfect or continue the perfection of any security interest in assets of any Loan Party, including, without limitation, after a change in the name, identity, corporate structure or location of any Loan Party, and including whether or not such changes in facts or laws come to our attention after the date hereof.

No person or entity may rely or claim reliance upon this opinion letter other than you and your permitted successors and assigns from time to time party under the Credit Agreement and this opinion letter may not be quoted, distributed or disclosed without our prior written consent, except that copies of this opinion may be disclosed and provided to (i) your legal counsel, accountants, auditors, (ii) your bank examiners and any state or federal governmental or other regulatory authority, (iii) pursuant to any legal process of any court or governmental or other regulatory authority, (iv) your successors, assigns and participants, (v) rating agencies in connection with the transactions contemplated in the Credit Agreement, or (vi) actual or prospective successors, participants and assignees of the Administrative Agent and the Lenders, in each case in accordance with the Credit Agreement; provided that in any event any reliance by a permitted successor or assign must be as of the stated date of this opinion and must also be actual and reasonable under the circumstances existing at the time of the succession or assignment, including with respect to any changes in laws or facts or other developments known or reasonably knowable by such successor or assignee at such time and in no event shall any permitted successor or assign have any greater rights with respect hereto than the original addressees hereof on the date hereof.

Very truly yours,
Allstate Opinion of New York Counsel

ALLSTATE EXHIBIT C

FORM OF NOTE
___________, 20__
New York, New York

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _______________ [corporation/insurance company] (the “Borrower”), hereby promises to pay to [LENDER] (the “Lender”) the unpaid principal amount of the Loans made by the Lender to the Borrower, in the amounts and at the times set forth in the Credit Agreement, dated as of November 16, 2020, among The Allstate Corporation, Allstate Insurance Company, Allstate Life Insurance Company, the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and to pay interest from the date hereof on the principal balance of such Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Administrative Agent located at 383 Madison Avenue, New York, New York, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds. Terms not otherwise defined herein but defined in the Credit Agreement are used herein with the same meanings.
The Loans evidenced by this Note are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is subject to, and should be construed in accordance with, the provisions of the Credit Agreement and is entitled to the benefits set forth in the Loan Documents.
The Lender is hereby authorized to record on the Schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (i) the date of each Loan made by the Lender to the Borrower, (ii) the Type and amount thereof, (iii) the interest rate and Interest Period applicable to each Eurodollar Loan and (iv) the date and amount of each conversion of, and each payment or prepayment of the principal of, any such Loan. The entries made on such Schedule shall be prima facie evidence of the existence and amounts of the obligations recorded thereon, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Credit Agreement.
Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.
Whenever in this Note either party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Lender with respect to
Allstate Note

which such waiver, amendment, modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.
The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. The Borrower, and by accepting this Note, the Lender, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.
The Borrower, and by accepting this Note, the Lender, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. The Borrower, and by accepting this Note, the Lender, hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
The Borrower, and by accepting this Note, the Lender, irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Borrower to serve process in any other manner permitted by law.
[Balance of this Page is Intentionally Blank]

Allstate Note

THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
[NAME OF BORROWER]

By:
Name:
Title:

By:
Name:
Title:

Allstate Note

SCHEDULE TO NOTE

Date	Type of Loan	Amount of Loan	Amount of principal converted, paid or prepaid	Interest rate on Eurodollar Loans	Interest Period for Eurodollar Loans	Notation made by

Allstate Note

ALLSTATE EXHIBIT D
FORM OF INCREASE SUPPLEMENT

INCREASE SUPPLEMENT, dated as of ___________, to the Credit Agreement, dated as of November 16, 2020 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among The Allstate Corporation, a Delaware corporation, Allstate Insurance Company, an Illinois insurance company, and Allstate Life Insurance Company, an Illinois insurance company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.
1.    Pursuant to Section 2.5(d) of the Credit Agreement, the Company hereby submits this Increase Supplement to the Administrative Agent.
2.    Each of the following Lenders (each an “Increasing Lender”) has been invited by the Company, and is ready, willing and able, to increase its Commitment as follows:

Name of Lender	Commitment (after giving effect to this Increase)
$_____________
$_____________
$_____________

3.    Each of the following Persons (each a “Proposed Lender”) has been invited by the Company, and is ready, willing and able, to become a “Lender” and to provide a new Commitment as follows:

Name of Proposed Lender	Commitment
$_____________
$_____________
$_____________

4.    Each Borrower hereby represents and warrants to each Credit Party, each Increasing Lender and each Proposed Lender that, assuming the Administrative Agent executes and delivers this Increase Supplement, all of the conditions set forth in Section 2.5(d) of the Credit Agreement have been satisfied and each Borrower is in compliance with all of the terms of such Section.
5.    Pursuant to Section 2.5(d) of the Credit Agreement, by execution and delivery of this Increase Supplement, together with the satisfaction of all of the other requirements set forth in such Section 2.5(d), (i) each Increasing Lender’s Commitment shall be increased to the amount set forth above next to its name, and (ii) each Proposed Lender shall become a party to the Credit Agreement and shall for all purposes of the Loan Documents be deemed a “Lender” having a Commitment as set forth above next to its name.

Increase Supplement

IN WITNESS WHEREOF, the parties hereto duly executed this Increase Supplement as of the day and year first above written.
THE ALLSTATE CORPORATION
By:
Name:
Title:

By:
Name:
Title:

ALLSTATE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

ALLSTATE LIFE INSURANCE COMPANY
By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

Increase Supplement

[INCREASING LENDER]

By:
Name:
Title:

[PROPOSED LENDER]
By:
Name:
Title:

Increase Supplement

ALLSTATE EXHIBIT E-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 16, 2020 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among The Allstate Corporation, a Delaware corporation, Allstate Insurance Company, an Illinois insurance company, and Allstate Life Insurance Company, an Illinois insurance company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 3.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:

Date: __________, 20[__]

Allstate U.S. Tax Compliance Certificate

ALLSTATE EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 16, 2020 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among The Allstate Corporation, a Delaware corporation, Allstate Insurance Company, an Illinois insurance company, and Allstate Life Insurance Company, an Illinois insurance company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 3.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[__]

Allstate U.S. Tax Compliance Certificate

ALLSTATE EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 16, 2020 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among The Allstate Corporation, a Delaware corporation, Allstate Insurance Company, an Illinois insurance company, and Allstate Life Insurance Company, an Illinois insurance company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 3.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[__]

Allstate U.S. Tax Compliance Certificate

ALLSTATE EXHIBIT E-4

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of November 16, 2020 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among The Allstate Corporation, a Delaware corporation, Allstate Insurance Company, an Illinois insurance company, and Allstate Life Insurance Company, an Illinois insurance company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 3.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[__]

Allstate U.S. Tax Compliance Certificate